Exhibit 10.25

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT IS BOTH NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.   [***]  INDICATES THAT INFORMATION HAS BEEN REDACTED.

800 TOWER DRIVE

TROY, MICHIGAN

LEASE

THIS LEASE is made between the Landlord and the Tenant hereinafter identified in Paragraphs 1(b) and 1(c) hereof, respectively, and constitutes a Lease between the parties of the “Premises” in the “Building” as defined in Paragraph 2 hereof on the terms and conditions and with and subject to the covenants and agreements of the parties hereinafter set forth.

W I T N E S S E T H:

1.             BASIC LEASE PROVISIONS

The following are certain lease provisions which are part of, and, in certain instances, referred to in, subsequent provisions of this Lease:

(a)	Date of Lease:	July 6, 2004

(b)	Landlord:	PW/MS OP SUB I, LLC, a Delaware limited liability company

(c)	Tenant:	QUICKEN LOANS, INC, a Michigan corporation

(d)	Premises:	The entire Second Floor (consisting of 30,955 rentable square feet) and the entire Third Floor (consisting of 29,351 rentable square feet).

(e)	Anticipated Commencement Date:	July 15, 2004, subject to Paragraph 3(a)

(f)	Expiration Date:	December 31, 2011

(g)	Rental:	(i) The Rental for the Premises shall be as follows:

		Calendar Year	Rental Rate Per Rentable Square Foot
		2005	$	[***]
		2006	$	[***]
		2007	$	[***]
		2008	$	[***]
		2009	$	[***]
		2010	$	[***]
		2011	$	[***]

(ii) Notwithstanding anything herein contained to the contrary, Tenant shall not be required to pay any Rental (A) with respect to Phase One for the six (6) month period subsequent to the Commencement Date or (B) with respect to Phase Two for the six (6) month period subsequent to the Effective Date.

(h)	Base Expenses:	The term “Base Expenses” shall mean the Expenses for the 2005 calendar year.

(i)	Base Taxes:

The term “Base Taxes” shall mean the greater of (i) the Taxes for the 2004 calendar year (the 2004 Summer Taxes due July 1, 2004 and 200.4 Winter Taxes due December 1, 2004) and (ii) the Taxes for the 2005 calendar year (the 2005 Summer Taxes due July 1, 2005 and 2005 Winter Taxes due

December 1, 2005), as the same may be finally determined in the event Landlord appeals the assessment relating thereto.

(j)	Tenant’s Share:	28.27%

(k)	Deposit:	None

(l)	Tenant’s Use:

General office, including, without limitation, finance company; banking institution or facility; financial services provider; residential and/or commercial mortgage company, call center, retail branch, and/or lender; real estate, mortgage or securities broker; appraisal; title and/or casualty insurance company offices; home builders; computer/data center; automated teller machine; and related purposes to service the foregoing uses, including, without limitation, satellite communication, storage and, for the exclusive use of Tenant’s employees, vending area, day care and fitness center, each to the extent permitted under applicable zoning ordinances.

(m)	Tenant’s Address:	20555 Victor Parkway Livonia, Michigan 48152 Attention: Angelo Vitale, Senior Corporate Counsel

(n)	Landlord’s Address:

c/o PW/MS Management Co., Inc.

The Gale Company, L.L.C.

Park Avenue at Morris County

100 Campus Drive, Suite 200

Florham Park, New Jersey 07932

with a copy to:

Marc Leonard Ripp, Esq.

Counsel

The Gale Company, L.L.C.

Park Avenue at Morris County

100 Campus Drive, Suite 200

Florham Park, New Jersey 07932

(o)	Broker:	Friedman Real Estate Group, Inc.

(p)	Parking Spaces:	7 spaces per 1,000 rentable square feet.

2.             PREMISES

(a)           Landlord hereby leases to Tenant and Tenant hereby leases from Landlord those premises (hereinafter referred to as the “Premises”), described in Paragraph 1(d) hereof and designated on Exhibit “A” hereto in the building commonly known as 800 Tower Drive, Troy, Michigan (hereinafter referred to as the “Building”), together with the non-exclusive right and easement to use the parking (subject to the provisions of Paragraph 36 hereof) and common facilities which may from time to time be furnished by Landlord in common with Landlord and the tenants and occupants (their agents, employees, customers and invitees) of the Building. The Building and common areas, including parking, are hereafter referred to as the “Development” which is more particularly described on Exhibit “B” hereto. Notwithstanding anything herein contained to the contrary, the Second and Third Floors of the Premises may not be completed and delivered to Tenant simultaneously. That one of the Second or Third Floor which is first completed and delivered to Tenant is herein referred to as “Phase One” and the other such Floor is herein referred to as “Phase Two.” The date Phase Two is completed and delivered to Tenant as provided in Paragraph 3(a) hereof is herein referred to as the “Effective Date.”

(b)           The usable square foot area of the Premises, as well as the Building shall be computed based upon the BOMA American National Standards Z65.1 1996, and the rentable area of the Premises, as well as the Building, shall contain a proportionate share of the common areas of the Building, utilizing a common area factor on a multi-tenant floor of thirteen percent (13%) and on a single tenant floor of eight percent (8%).

(c)           The rentable square foot area of the Premises, if any, other than the Second and Third Floors, shall be measured by Landlord’s Architect, and Landlord’s Architect shall certify the rentable square foot area to Landlord and Tenant; provided, however, that if Tenant disagrees with the measurement or calculation by Landlord’s architect, Dennis Pazzi (hereinafter referred to as the “Independent Architect”) shall promptly measure such portion of the Premises and its determination shall be binding on the parties. In the event such certification or determination shall contain a rentable square foot area different than that previously utilized, Landlord and Tenant shall promptly execute and deliver an amendment to this Lease reflecting the rentable square foot area set forth in such certification and Section l(j) shall be revised accordingly. The parties acknowledge that the rentable square foot area of the Second and Third Floors is as set forth in Section 1(d) hereof and is not subject to measurement as provided in this Paragraph 2(c).

(d)           Tenant shall be allowed access to the Premises and reasonable portions of the common areas twenty-four (24) hours a day, three hundred sixty-five (365) days a year using card readers, or keys, provided that Tenant shall not materially interfere with Landlord’s construction activities.

3.             TERM

(a)           The term of this Lease shall commence on the Commencement Date set forth in Paragraph 1(e) hereof and expire on the Expiration Date set forth in Paragraph 1(f) hereof, fully to be completed and ended; provided that the Commencement Date (with respect to Phase One) and the Effective Date (with respect to Phase Two) shall be the earlier to occur of the date (i) thirty (30) days after Landlord’s Architect has certified that Landlord has substantially performed its obligations pursuant to Exhibit “C” hereto with respect to such Floor, including the installation of carpeting, to the extent that Tenant may install its fixtures and equipment, such work shall be deemed to be substantially completed even though minor details of work or adjustments remain to be done so long as the same shall not materially interfere with Tenant’s use of the Premises, and (ii) upon which Tenant shall initially conduct its business in such Floor. Notwithstanding anything herein contained to the contrary, (i) during the course of Landlord’s construction of the Premises, Tenant and its contractors shall be granted access seven (7) days a week, twenty four (24) hours per day to the Premises in order to install data and telephone wiring and other improvements, provided Tenant coordinates such access with Landlord and Tenant does not unreasonably interfere with Landlord’s completion of the Premises and that Tenant or its workers provide no interference to the work or other tenants of the Building or Development and (ii) from and after delivery of the Premises by Landlord to Tenant, Tenant shall have exclusive occupancy of the Premises in order to complete its fixturing and other improvements to the Premises and to move in, subject to Landlord access rights to complete punch list items and otherwise complete Landlord’s work.

(b)           In the event of the inability of Landlord to deliver possession of Phase One on the Anticipated Commencement Date and/or Phase Two on the intended Effective Date, Landlord shall not be liable for any damage caused thereby, nor shall this Lease be void or voidable, but Tenant unless it is responsible for such delay, shall not be liable for any rent until such time as Landlord can and does deliver possession of such Premises to Tenant. Subject to Paragraph 8(b)(xiii) hereof, no failure to give possession on the Anticipated Commencement Date or Effective Date, as the case may be, shall in any way effect the obligations of Tenant hereunder, provided that the Commencement Date (but not the Expiration Date) shall be extended for the period from the Anticipated Commencement Date set forth in Paragraph 1(e) hereof until the actual Commencement Date. Upon establishment of the Commencement Date and the Effective Date for each respective portion of the Premises, Landlord and Tenant shall execute and deliver a letter setting forth the Commencement Date and each such Effective Date.

(c)           From time to time, Tenant shall furnish Landlord, upon request a letter addressed to Landlord and Landlord’s mortgagee stating that Tenant has accepted the Premises for occupancy, the Premises have been completed as herein required, and setting forth the Commencement Date and Expiration Dates of this Lease and such other information as either Landlord or its mortgagee may reasonably request. Within ten (10) business days after Tenant’s request therefor, Landlord shall deliver to any lender holding a security interest in Tenant’s personal property located within the Premises, an acknowledgement and subordination in form reasonably acceptable to Landlord, Tenant and Tenant’s lender.

(d)           (i)            Tenant shall have the right, if it is not then in default after notice thereof, to extend the Term of this Lease for two (2) additional periods of five (5) years each upon the terms and conditions as are stated in this Lease (other than the grant of any extension rights in addition to those provided for in this Paragraph 3(d)) and at the Rental determined in accordance with Paragraph 3(d)(ii) below. Tenant shall exercise such right, it at all, at least seven (7) months prior to the expiration of the original term of this Lease or such prior extension period, as the case may be. Notwithstanding the foregoing, if Tenant has not yet exercised its right to so extend the Term and Tenant is in default under this Lease after notice thereof but prior to the expiration of any applicable cure period at the expiration of the period for Tenant to exercise such right to extend, the period for Tenant to exercise its right to so extend the Term shall be extended for a period equal to the period from Tenant’s receipt of such notice of default until Tenant cures such default (but only if Tenant cures such default within the applicable cure period), which extension period shall commence on the date of such cure. The then current Term shall be extended for a like period. In no event shall such extension period exceed three (3) months.

(ii)           In the event Tenant shall exercise its right to so extend the term of this Lease in accordance with Paragraph 3(d)(i) above, the Rental for each such period shall be determined in accordance with this Paragraph 3(d)(ii).

(A)          Within ten (10) business days after the exercise by Tenant of such right to extend the term of this Lease for such period, Landlord shall submit to Tenant Landlord’s determination of the Market Rental, as defined below, for the Premises for such period. If Tenant does not notify Landlord of its acceptance of such Market Rental as so determined by Landlord within ten (10) business days after receipt thereof, then the parties shall proceed as provided in paragraph (B) below.

(B)          Landlord and Tenant shall negotiate in good faith to agree upon the Market Rental for such period, and if Landlord and Tenant are unable to agree within ten (10) business days, the determination of the Market Rental shall be made in accordance with paragraph (C) below.

(C)          Within ten (10) business days after the expiration of the ten (10) business day period referred to in paragraph (B) above, Landlord and Tenant shall mutually select an MAI appraiser with experience in real estate activities, including at least five (5) years of current experience in appraising office space in the Troy, Michigan area. If the parties cannot agree on such an appraiser, then within five (5) business days thereafter, each shall select an independent MAI appraiser meeting the aforementioned criteria and within five (5) business days thereafter the two appointed appraisers shall select a third neutral appraiser meeting the aforementioned criteria and the third appraiser shall determine the Market Rental for such period in accordance with paragraph (D) below. If either Landlord or Tenant shall fail to make such appointment within said five (5) business day period, the other shall make such appointment on its behalf.

(D)          Once the appraiser or third appraiser has been selected as provided in paragraph (C) above, each of Landlord and Tenant shall submit to such appraiser its suggested Market Rental. As soon thereafter as practical, the appraiser shall select one of the two suggested Market Rentals submitted by Landlord and Tenant (and no other) that is closer to the one determined by the third appraiser. The Market Rental so selected by the appraiser shall be binding on Landlord and Tenant. Landlord and Tenant shall equally share the cost of such appraisal.

(iii)          (A)          The Rental during each such period shall be the Market Rental provided, however, that the Rental for the first such five (5) year period shall not exceed [***] per rentable square foot or be less than [***] per rentable square foot plus the Excess Expenses and Excess Taxes payable on a rentable square foot basis during the last year of the initial Term (hereinafter referred to as the “minimum Rental”). If such minimum Rental shall exceed [***] per rentable square foot, the Rental shall nevertheless be [***] per rentable square foot. There shall be no minimum or maximum Rental for the second such period.

(B)          For purposes of this Paragraph 3(d), “Market Rental” shall mean ninety five percent (95%) of the projected fair market rent for office space containing the rentable size of the Premises during such period, as of the commencement of such period, based upon the rates then in effect in 5505 Corporate Drive, 5607 New King Street, 700 Tower Drive, 750 Tower Drive, 901 Tower Drive, Troy, Michigan, and other similar buildings in Troy, Michigan. Market Rent shall be determined on a gross basis (plus electric) including then current Taxes and Expenses and the Expenses and Taxes applicable for the first year of such period shall constitute the Base Expenses and Base Taxes, respectively, for the balance of each such period.

(iv)          Landlord shall have no obligation to do any work or perform any special services with respect to the Premises for such period, which Tenant agrees to accept in their then “as is” condition; provided, however, that Landlord shall provide Five Dollars ($5.00) per rentable square foot based upon the size of the Premises at the time of Tenant’s exercise of such right with respect to the first such period only (and there shall be no such payment with respect to the second such period). Such amounts may be utilized by Tenant for new floor coverings, wall coverings, painting and such other items as Tenant may desire to “freshen-up” or otherwise improve the Premises in Tenant’s discretion. Landlord shall pay such amounts to Tenant from time to time within thirty (30) days following Tenant’s delivery to Landlord of Tenant’s demand therefor accompanied by reasonable back-up information. Tenant shall be solely responsible for any amounts in excess of those to be provided by Landlord hereunder for such purposes.

(e)           Tenant shall have the right to terminate this Lease effective December 31, 2009 and a second right to terminate this Lease effective December 31, 2010; in each case upon six (6) months advance written notice to Landlord. If Tenant shall exercise such right to so terminate this Lease, effective upon the termination date Tenant shall pay to Landlord an amount equal to (i) four (4) months Rental, if the Premises shall consist of less than three (3) full Floors or (ii) five (5) months Rental, if the Premises consists of three (3) or more full Floors, computed at the Rental in effect upon the day immediately preceding such termination.

4.             RENT

(a)           Tenant shall pay to Landlord as rental for the Premises during each year of the term of this Lease the amount set forth in Paragraph 1(g) hereof. Such rental shall be payable in advance, in equal monthly installments upon the first day of each and every month throughout the term of this Lease; provided, however, that if the lease term shall commence on a day other than the first day of a calendar month or shall end on a day other than the last day of a calendar month, the rental for such first or last fractional month shall be such proportion of the monthly rental as the number of days in such fractional month bears to the total number of days in the calendar month. The installment of Rental for the first full month of the term during which Rental is payable hereunder shall be paid by Tenant to Landlord on or before August 2, 2004.

(b)           Rent and all other charges hereunder shall promptly be paid without prior demand therefor and without deductions or setoffs for any reason whatsoever, except as expressly herein provided, and overdue rent and any other sums payable by Tenant to Landlord hereunder shall bear interest during delinquency until paid at a rate of interest equal to [***] in excess of the “Prime Rate” published from time to time by The Wall Street Journal (hereinafter referred to as the “Interest Rate”). Landlord shall have no obligation to accept less than the full amount of all installments of rental and interest thereon and all charges hereunder which are due and owing by Tenant to Landlord, and if Landlord shall accept less than the full amount owing, Landlord may apply the sums received towards any of Tenant’s obligations at Landlord’s discretion.

(c)           Landlord’s failure to timely bill Tenant shall in no way excuse Tenant from its payment obligations or constitute a waiver of Landlord’s entitlement to any charges not timely billed by Landlord. Notwithstanding the provisions of Paragraph 4(c) hereof, if Landlord fails to include any charge in Expenses or Taxes or otherwise bill the same to Tenant within two (2) years after such Expense, Tax or cost is incurred, such Expense, Tax or cost shall not be payable by Tenant.

(d)           Tenant agrees that all Rental and additional rent (collectively “Rent”) due under this Lease shall be paid by check to Landlord mailed to the address set forth in Paragraph l(n) hereof or such other address as Landlord shall designate by written notice to Tenant.

5.             RENTAL ADJUSTMENT

(a)           The following terms shall have the following meanings:

(i)            The term “Expenses” shall mean the actual reasonable cost incurred by Landlord during the applicable calendar year on an accrual basis with respect to the operation, maintenance and repair of the Development, including, without limitation or duplication, (1) the costs incurred for air conditioning; mechanical ventilation; heating; cleaning; rubbish removal; snow removal; general landscaping and ground maintenance; window washing; elevators; porter and matron services; electric current for common areas; management fees; protection and security service; repairs; maintenance; fire, extended coverage, boiler, sprinkler apparatus, public liability and property damage insurance (including loss of rental income insurance); supplies; wages, salaries, disability benefits, pensions, hospitalization, retirement plans and group insurance respecting service and maintenance employees and management staff (if said employees and/or staff perform services for properties other than the Development, the expenses relating thereto shall be equitably prorated); uniforms and working clothes for such employees and the cleaning thereof; expenses imposed pursuant to any collective bargaining agreement with respect to such employees; payroll, social security, unemployment and other similar taxes with respect to such employees; sales, use and other similar taxes; Landlord’s Michigan Single Business Tax; water rates and sewer rents; the replacement of lighting ballasts and light bulbs and fluorescent tubes in the Building; depreciation of movable equipment and personal property, which is, or should be, capitalized on the books of Landlord, and the cost of movable equipment and personal property, which need not be so capitalized, as well as the cost of maintaining all such movable equipment, and any other costs, charges and expenses which, under generally accepted accounting principles and practices, would be regarded as maintenance and operating expenses, and (2) the cost of any capital improvements made to the Development after the Commencement Date that are intended to reduce other Expenses, or made to the Development by Landlord after the date of this Lease that are required under any governmental law or regulation that was not applicable to the Development at the time it was constructed, such cost or allocable portion thereof to be amortized over the useful life thereof as determined by GAAP, together with interest on the unamortized balance at the Interest Rate or such actual rate as may have been paid by Landlord on funds borrowed for the purpose of constructing such capital improvements, if Landlord borrows funds therefor. Expenses shall not include “Taxes,” depreciation on the Building other than depreciation on standard exterior window coverings provided by Landlord and carpeting in common areas and other than as set forth above; costs of services or repairs and maintenance which are paid for by proceeds of insurance, by other tenants (in a manner other than as provided in this Paragraph 5) or third parties; tenant improvements, real estate brokers’ commissions, interest and capital items other than those referred to in clause (1) above.

The Expenses shall be adjusted to equal Landlord’s reasonable estimate of Expenses had the total Building been occupied.

In determining Expenses:

(A)          The management fees included within Expenses shall not exceed three and one-half (3 1/2%) of the gross rentals from the Building and shall be consistent with respect to the Base Expenses and Expenses in subsequent years.

(B)          The cost of capital improvements intended to reduce other Expenses shall only be included to the extent there is a reasonable relationship between the reasonably anticipated savings and the cost of such improvement.

(C)          All items of Expenses which are deemed to be capital expenses shall be amortized in accordance with the terms of Paragraph 5(a)(i)(2) and only the annual amortized amount shall be included in Expenses in any year.

(D)          Expenses shall not include (i)the cost or depreciation of the Building or any improvements thereon, including permit fees, license and inspection fees, and costs incurred in renovating, improving, decorating, painting or redecorating vacant tenant space or space of other tenants in the Development or broker’s commissions, (ii) principal payments, interest, late fees or other financing charges relating to any financing of the Development or rents under a ground lease or any other underlying lease wherein Landlord is the lessee, (iii) wages, salaries, fees and fringe benefits paid to administrative or executive personnel or officers or partners of Landlord (except for administrative staff actually performing services at the Development), (iv) any costs relating to the solicitation, execution and enforcement of leases of other tenant space in the Development, (v)the cost of any electrical current or other utility services furnished to any other leasable area (but not including Common Areas) of the Development (other than for HVAC services and water), (vi) the cost of correcting defects in the original construction or defects in subsequent improvement of the Development, including costs of repairs or maintenance caused or necessitated by the negligence of Landlord, its agents, contractors or employees, (vii) the cost of any repair made by Landlord because of the total or partial destruction of the Development by fire or other casualty subsequent to the date of original construction, (viii) any costs for which Landlord is reimbursed under warranty claims, insurance proceeds or condemnation awards, (ix) any costs for which Landlord is reimbursed by tenants of the Development (other than in a manner comparable to Paragraph 5(b) hereof), or third parties, (x) advertising and promotional expenditures, (xi) reserves for future expenditures or liabilities which would be incurred after the then current accounting year, (xii) the cost of (a) remediation of any toxic or hazardous substance or material from the land, buildings or improvements comprising the Development, other than commercially reasonable and customary maintenance of mechanical systems, or (b) any environmental reports or studies relating thereto, (xiii) income, sales and use taxes, excess profit, estate, inheritance, successions, transfer taxes, recording and franchise taxes, and (xiv) any vehicular traffic membrane installed in the parking deck constituting a part of the Development.

Notwithstanding anything herein contained to the contrary, Tenant shall not be required to pay any Excess Expenses and/or Excess Taxes which relate to periods prior to the 2006 calendar year.

(ii)           The term “Base Expenses” shall mean the amount as defined in Paragraph 1(h) hereof.

(iii)          The term “Excess Expenses” shall mean the total dollar increases, if any, over the Base Expenses paid or incurred by Landlord in the respective calendar year.

(iv)          The term “Taxes” shall mean the amount of all ad valorem real property taxes and assessments, special or otherwise, levied upon or with respect to the Development, or the rent and additional charges payable hereunder, imposed by any taxing authority having jurisdiction. Taxes shall also include all taxes, levies and charges which may be assessed, levied or imposed in replacement of, or in addition to, all or any part of ad valorem real property taxes as revenue sources, and which in whole or in part are measured or calculated by or based upon the Development, the leasehold estate of Landlord or Tenant, or the rent and other charges payable hereunder. Taxes shall include any reasonable expenses incurred by Landlord in determining or attempting to obtain a reduction of Taxes.

In determining Taxes:

(A)          Taxes shall not include any income, sales and use taxes, excess profit, estate, inheritance, successions, transfer taxes, recording and franchise taxes.

(B)          With respect to special assessments which may be paid in installments, Tenant’s Share thereof shall be determined as if Landlord elected to pay the same over the longest period available.

(C)          Notwithstanding anything herein contained to the contrary, Taxes shall not include and Tenant shall not be responsible for any interest or penalties due to the late payment of Taxes.

(D)          In the event Landlord receives any refunds relating to Taxes covering a period during the term of this Lease, the Taxes with respect to such year with respect to such refund relates shall be reduced accordingly and Tenant shall be given credit for Tenant’s Share thereof.

(E)           Tenant shall have the right to require Landlord to contest the real estate tax assessment of the Development by written notice to Landlord at least thirty (30) days prior to the last day appeals thereof may be filed.

(v)           The term “Base Taxes” shall the amount as defined in Paragraph l(i) hereof.

(vi)          The term “Excess Taxes” shall mean the total dollar increase, if any, over the Base Taxes paid or incurred by Landlord in the respective calendar year,

(vii)         The term “Tenant’s Share” shall mean the percentage set forth in Paragraph l(j) hereof which was derived by dividing the rentable square foot area of the Premises by the rentable square foot area of the Building (213,290 square feet).

(b)           Tenant shall pay to Landlord Tenant’s Share of Excess Expenses and Excess Taxes in the manner and at the times herein provided.

With respect to Excess Expenses, prior to January 1, 2006, and prior to the beginning of each calendar year thereafter, or as soon thereafter as practicable, Landlord shall give Tenant notice of Landlord’s estimate of Tenant’s Share of Excess Expenses for the ensuing calendar year, and with respect to Excess Taxes, prior to January 1, 2006, and prior to the beginning of each calendar year thereafter, or as soon thereafter as practicable, Landlord shall give Tenant notice of Landlord’s estimate of Tenant’s Share of Excess Taxes for the ensuing calendar year. On or before the first day of each month during the ensuing calendar year, Tenant shall pay to Landlord one-twelfth (1/12) of such estimated amounts, provided that until such notice is given with respect to the ensuing calendar year, Tenant shall continue to pay the amount currently payable pursuant hereto until after the month such notice is given. If at any time or times it appears to Landlord that Tenant’s Share of Excess Expenses or Tenant’s Share of Excess Taxes for the then current calendar year will vary from Landlord’s estimate by more than five percent (5%), Landlord may, by notice to Tenant, revise its estimate for such year and subsequent payments by Tenant for such year shall be based upon such revised estimate.

Within ninety (90) days after the close of each calendar year with respect to Excess Expenses, and within ninety (90) days after the close of each calendar year with respect to Excess Taxes, or as soon after such ninety (90) day period as practicable, Landlord shall deliver to Tenant a statement prepared by Landlord of Tenant’s Share of Excess Expenses and Excess Taxes, respectively, for such calendar year. If on the basis of either of such statements, Tenant owes an amount that is less than the estimated payments for such calendar year with respect to Excess Expense or with respect to Excess Taxes previously made by Tenant, Landlord shall credit such excess amount against the next payment(s) due from Tenant to Landlord of Rent. In no event shall a reduction in Taxes or Expenses operate to reduce the rental set forth in Paragraph 1(g) hereof required to be paid hereunder, nor shall any reduction in Taxes or Expenses below the Base Expenses or Base Taxes give rise to any credit to Tenant. If on the basis of such statement, Tenant owes an amount that is more than the estimated payment for such calendar year with respect to Excess Expenses or Excess Taxes previously made by Tenant, Tenant shall pay the deficiency to Landlord within thirty (30) days after delivery of the statement.

If this Lease shall terminate on a day other than the last day of a calendar year, Tenant’s Share of Excess Expenses and Excess Taxes that are applicable to the calendar year in which such termination shall occur shall be prorated on the basis of the number of calendar days within such year as are within the term of this Lease. Any refund due Tenant with respect to the last year of the Term shall be refunded to it within thirty (30) days after the receipt of such statement.

For a period of two (2) years after the end of each respective calendar year to which such records relate, Tenant shall have the right upon thirty (30) days’ prior written notice to Landlord to inspect Landlord’s records relating to Taxes and Expenses. Such inspection shall be conducted at Landlord’s offices during normal business hours at Tenant’s expense. If such inspection shall disclose that Tenant has paid five percent (5%) or more in excess of that required to be paid hereunder and Landlord shall accept such determination, which acceptance shall not be unreasonably withheld, Landlord shall reimburse Tenant for the reasonable cost of such inspection.

6.             INTENTIONALLY DELETED

7.             REPAIRS

(a)           Landlord agrees to make all necessary repairs and replacements to the public portions of the Building and the exterior walls, exterior doors and windows of the Building, and to the parking and common areas servicing the Building. Landlord agrees to keep the public portions of the Building in a clean and neat condition, and to use reasonable efforts to keep all building equipment such as elevators, plumbing, heating, air conditioning and similar equipment in good condition and repair. To the extent not covered by Tenant’s insurance, Landlord shall be responsible for the repair of any damage caused to the Premises resulting from Landlord’s negligence or wrongful acts, Landlord’s entry into the Premises in order to repair portions thereof and any damage to the Premises and Tenant’s property resulting from Landlord’s failure to maintain, repair and replace the Building as herein required.

(b)           Tenant agrees that it will make all repairs to the Premises not required to be made by Landlord pursuant to Paragraph 7(a) hereof and to do all redecorating, remodeling, alteration and painting required by Tenant during the term of this Lease. Tenant will pay for any repairs to the Premises or the Building or the Development made necessary by any negligence or carelessness of Tenant or its employees or persons permitted in the Building or the Development by Tenant, unless the same are covered by the insurance carried or required to be carried by Landlord hereunder, and will maintain the Premises in a safe, clean, neat and sanitary condition.

8.             IMPROVEMENTS AND ALTERATIONS

(a)           Prior to the Commencement Date, Landlord shall construct the Building and the Development substantially in accordance with the plans and specifications theretofore prepared by Landlord’s architect.

(i)            Within sixty (60) days after the Effective Date (with respect to Phase Two), Landlord shall perform the following work:

(A)          Repair and recap the parking lot (as necessary to provide a parking lot in a first class condition) of the Total Development, as hereinafter defined. Perform the “Priority Repairs” (Paragraph A), the “Restoration Program” (Paragraph B) and item 1 (only) of “Maintenance Program” (Paragraph C) of Table A of Exhibit “F” hereto to the parking deck constituting a part of the Development.

(B)          Install and replace the entranceway to the Building with new front doors and window mullions and replace the rusted area above the doors.

(C)          Eliminate the EDS reception desk on the First Floor.

(D)          Remove the blue velvet in the Lobby of the Building and repaint the area.

(E)           Reglaze the ceramic tile on the floor and walls in each bathroom on the First Floor.

(F)           Install new bathroom counter tops in each bathroom on the First Floor.

(G)          Remove and replace the gold slats in the ceiling and replace with drywall ceilings on the First Floor.

(ii)           Prior to the delivery of the portion of the Premises located on such Floor (whether the Second or Third Floors or additional premises leased by Tenant in the Building), Landlord shall perform the following work on such Floor:

(A)          Reglaze the ceramic tile on the floor and walls in each bathroom.

(B)          Install new bathroom counter tops.

(C)          Remove and replace the gold slats in the ceilings and replace with drywall ceilings.

The work described in this paragraph (ii) and paragraph (i) above is herein referred to as “Landlord’s Development Improvements”.

(iii)          All of Landlord’s Development Improvements (if plans and specs are necessary) shall be performed by Landlord in accordance with plans and specifications prepared by Landlord and subject to Tenant’s prior written approval, which approval shall not be unreasonably withheld. Landlord shall revise such plans and specifications as reasonably required in order to obtain Tenant’s approval.

(iv)          All of Landlord’s Development Improvements shall be performed by Landlord at Landlord’s sole cost and expense.

(v)           Landlord shall complete all of Landlord’s Development Improvements in a first-class and good and workmanlike manner, using good materials, in accordance with the approved plans and specifications (if necessary), and in compliance with all applicable laws and regulations of the federal, state and municipal governments, or any department or division thereof, including, without limitation, building codes.

(b)           (i)            (A)          The provisions of this Paragraph 8(b) shall be applicable to the renovations to the Second and Third Floors and the Expansion Premises, if Tenant shall lease the same pursuant to Paragraph 43 hereof.

(B)          (1)           Based upon the space plan prepared by Tenant and attached hereto as Exhibit “C” with respect to the Second and Third Floors, Landlord’s Architect shall prepare plans and specifications for the Second and Third Floors, Landlord shall submit such plans and specifications to Tenant for Tenant’s approval, which approval shall not be unreasonably withheld, on or before June 15, 2004 (subject to delays caused in whole or in part by Tenant or Force Majeure), with respect to the Second and Third Floors. If Tenant shall fail to supply such approval or comments in writing within five (5) business days after receipt thereof, Tenant shall be deemed to have approved such plans and specifications. The cost of the space plan shall be born by Tenant. The cost of such final plans and specifications shall be paid by Landlord and not charged against the Tenant Allowance.

(2)           In the event Landlord fails to deliver such plans and specifications for the Second and Third Floors prepared substantially in conformity with Exhibit “C” hereto on or before June 30, 2004, Tenant shall have the right to terminate this Lease by written notice to Landlord at any time subsequent to June 30, 2004, and prior to the delivery of such plans and specifications.

(C)          Upon approval of such plans and specifications by Tenant, Landlord shall obtain at least three (3) competitive bids (where reasonably available) for all major trades (including, but not limited to, HVAC and electrical) constituting Landlord’s work. Tenant may add bidders to the bid list. Such bids shall be submitted to Tenant prior to the award of the contract to which the same relate. The work shall be awarded to the low bidder, provided it is a responsible party (and reasonably acceptable to Landlord and Tenant), its bid is complete and Landlord has no other reasonable objection to it. Based upon such competitive bids, Landlord shall submit the cost of Landlord’s work to Tenant, for Tenant’s approval, which approval shall not be unreasonably withheld. In the event Tenant does not approve or submit comments to such costs to Landlord within five (5) business days after receipt thereof, Tenant shall be deemed to have approved such costs. If Tenant does not approve such plans and specifications and/or costs, Landlord and Tenant shall cooperate in order to revise the plans and specifications in a manner acceptable to the parties. Landlord’s work shall be performed on a so-called “open book” basis, with Tenant having the right to audit all of Landlord’s records relating to the cost of such work.

(ii)           (A)          Landlord shall complete the Premises in accordance with the approved plans and specifications up to a cost of Twenty Dollars ($20.00) per rentable square foot of the Premises (the “Tenant Allowance”). Tenant shall pay all costs in excess of the Tenant Allowance within thirty (30) days after the later to occur of (i) receipt by Tenant of an invoice therefor, and (ii) the Commencement Date, with respect to Phase One and the Effective Date with respect to Phase Two, the Fourth Floor and/or the Bank Premises. If the cost of so completing the Premises in accordance with the approved plans and specifications is less than the Tenant Allowance, at Tenant’s election, Tenant may utilize all or a portion of such excess for the cost of the improvements to the Premises made by Tenant and its furniture, furnishings, trade fixtures and equipment to be installed in the Premises and/or applied as a credit against Rent first becoming due hereunder.

(B)          In computing Landlord’s costs of completing the Premises, Landlord shall receive a five percent (5%) fee for profit, and its actual overhead and administrative costs, not to exceed three percent (3%) of the cost of the work.

(iii)          Landlord shall complete the Second and Third Floors within forty five (45) days after approval of the plans and specifications therefor by Tenant, subject to the provisions of Section 34 hereof. If Tenant shall exercise its right to lease the Fourth Floor and/or the Bank Premises pursuant to Paragraph 43 hereof, Landlord shall complete the same and deliver it to Tenant in an expeditious manner. The date thirty (30) days after the date the Fourth Floor and/or Bank Premises, as the case may be, is delivered to Tenant, subject to the provisions of Paragraph 3(a) hereof is herein referred to as the “Effective Date” with respect to the Fourth Floor and/or Bank Premises, as the case may be. Landlord shall diligently prosecute Landlord’s work to completion without interruption or delay, in a first-class and good and workmanlike manner, using good materials, in accordance with the approved plans and specifications, and in compliance with all applicable laws and regulations of the federal, state and municipal governments, or any department or division thereof, including, without limitation, building codes and installation of required fire suppression equipment. Landlord, at Landlord’s expense, shall procure all building and other permits, approvals and inspections necessary for performing Landlord’s work pursuant to the approved plans and specifications, the cost of which shall be charged against the Tenant Allowance.

(iv)          David Huber shall have general responsibility for the supervision, management and completion of Landlord’s work, and Tenant may direct to him all inquiries regarding Landlord’s work and the scheduling of Landlord’s work and Tenant’s inspections thereof, and Tenant’s installation of its fixtures, equipment and other improvements, and Tenant’s occupancy of the Premises.

(v)           Daniel Pack and his designated agent shall have the right (but not the obligation) to attend all construction meetings, to inspect the performance of Landlord’s work and to notify Landlord in writing if said performance does not conform to the approved plans and specifications. If there is a disagreement as to whether such performance substantially conforms to the approved plans and specifications which cannot be resolved by the parties within three (3) days after Landlord’s receipt of such notice, the mutual decision of the Landlord’s and Tenant’s architects shall control. If such architects are unable to reach a mutual decision within seven (7) days, then such matter shall be submitted to the Independent Architect, and its decision shall be controlling.

(vi)          In the event Tenant desires to have improvements installed in the Premises in addition to or in lieu of the improvements provided for in the approved plans and specifications, Tenant shall so advise Landlord and submit to Landlord complete plans and specifications for such improvements. Tenant shall immediately cause such plans and specifications to be revised in order to comply with Landlord’s reasonable comments to such plans and specifications. Upon approval of such plans and specifications by Landlord, which approval shall not be unreasonably withheld, Landlord shall advise Tenant of the cost of constructing and installing such improvements, and upon approval of such costs by Tenant, Landlord will commence construction and installation of such improvements; provided, however, that Tenant may revise such plans in order to reduce such costs, subject to Landlord’s approval, which approval shall not be unreasonably withheld.

(vii)         On or before the time that Landlord delivers the Final Construction Drawings for Tenant’s approval with respect to the Second and Third Floors and fifteen (15)

days prior to the anticipated delivery thereof with respect to other Premises, Landlord shall deliver to Tenant a detailed description of the current status of the performance of Landlord’s work, together with a schedule for the completion of the remainder of Landlord’s work and such other information as Tenant may reasonably request. In addition, Tenant’s architect shall have the right to inspect Landlord’s work from time to time. Notwithstanding the foregoing, Landlord shall have no liability to Tenant if it fails to meet such schedule.

(viii)        (A)          From and after the commencement of Landlord’s work in the Premises, Landlord shall supply to Tenant weekly status reports. Each portion of the Premises shall be deemed completed and possession delivered to Tenant when Landlord has substantially completed its improvements subject only to the completion of details of construction and mechanical adjustments which do not materially interfere with Tenant use of such Premises and Landlord has delivered to Tenant Landlord’s architect’s certificate of substantial completion and a temporary or permanent certificate of occupancy issued by the applicable governmental entity. If a temporary certificate of occupancy has been issued, Landlord shall diligently complete the items necessary in order to obtain a permanent certificate of occupancy and obtain the same.

(B)          For purposes hereof, “Tenant Delay” shall mean any incremental delay in Landlord’s performance of Landlord’s work that occurs as the result of (i) any change by Tenant to the space plan after submission thereof to Landlord and/or the approved plans and specifications for such work; (ii) any delay in such work caused by the installation of Tenant’s fixtures in the Premises or the performance of any other work by Tenant at the Premises; and (iii) Tenant specifying any materials or equipment which are not readily available in the market and require long-lead time to obtain. Upon the occurrence of any event that Landlord contends is a Tenant Delay, Landlord shall promptly deliver notice to Tenant thereof, together with Landlord’s reasonable estimate of the expected delay. Notwithstanding the foregoing, a delay shall only be considered a Tenant Delay if such delay causes an incremental delay in the completion of the Tenant Improvements. For example, if Landlord is delayed by the unavailability of certain materials and Tenant causes a delay while Landlord is delayed by such unavailability of materials so that no further actual incremental delay is caused by Tenant, such delay by Tenant shall not constitute a “Tenant Delay” hereunder. In the event of any Tenant Delays, the Premises shall be deemed to have been completed on the date Landlord and Tenant reasonably determine the Premises would have been so completed but for such Tenant Delays.

(ix)          If any dispute shall arise as to whether Landlord has so completed the Premises on the date of such completion, the matter shall be submitted to the Independent Architect for its determination and its decision shall be binding upon the parties.

(x)           Notwithstanding anything herein contained to the contrary, Tenant shall have the right prior to the Commencement Date with respect to Phase One and prior to the Effective Date with respect thereto with respect to Phase Two, the Fourth Floor and Bank Premises to submit a so-called punch list of incomplete or defective items in Landlord’s work and Landlord shall promptly remedy all such items. If any dispute shall arise between the parties as to such list, such matter shall be submitted to the Independent Architect for determination and its decision shall be binding upon the parties.

(xi)          Whenever matters are submitted to the Independent Architect for determination pursuant to the terms of this Lease, each of the parties shall pay one half (1/2) of its fee.

(xii)         Landlord guarantees all work performed by or for Landlord in connection with the completion of the Premises against defective workmanship and materials for the period of one (1) year from the substantial completion thereof. Thereafter, Landlord will cooperate with Tenant in enforcing the warranties of workmanship and materials which Landlord received with respect to such construction to the extent that the repair thereof is Tenant’s responsibility hereunder.

(xiii)        Notwithstanding anything herein contained to the contrary, in the event Landlord fails to substantially complete the Second and Third Floors within seventy five (75) days from the later of (1) the date the plans and specifications are approved by both Landlord and Tenant; (2) the date that the space is available to commence construction (i.e. EDS has vacated), Tenant shall have the right to terminate this Lease by written notice to Landlord at any time after the expiration of such seventy five (75) day period and prior to such completion, provided such seventy five (75) day period shall be extended for Tenant Delays and pursuant to Paragraph 34 hereof.

(xiv)        Within ten (10) days after the execution and delivery of this Lease, Landlord shall pay the sum of [***] per rentable square foot of the Second and Third Floors to Tenant in consideration of Tenant signing this Lease (hereinafter referred to as the “Signing Payment”); provided, however, that if Tenant shall terminate this Lease pursuant to Paragraph 8(b)(xiii) hereof, upon such termination and as a condition of such termination, Tenant shall refund the Signing Payment in full to Landlord.

(xv)         Upon the delivery of each portion of the Premises by Landlord to Tenant, Landlord shall pay to Tenant the sum of [***] per rentable square foot of such Premises as a moving allowance (hereinafter referred to as the “Moving Allowance”).

(c)           At the time Landlord approves Tenant’s plans for the Premises and/or alterations thereto, Landlord shall advise Tenant in writing of those construction items, if any, which Landlord, in its reasonable discretion, determines are not typical office use improvements. Upon the termination or earlier expiration of this Lease and at Landlord’s request, Tenant shall be required to remove all such items at Tenant’s sole cost and expense and to restore the Premises to a condition as would be typical for normal office use in a manner acceptable to Landlord, normal wear and tear excepted.

(d)           (i)            Tenant shall not make any alterations, additions or improvements without the prior written consent of Landlord. Any such alterations, additions or improvements (except movable furniture and trade fixtures) shall at once become a part of the realty and belong to Landlord. The same shall be made by Tenant, at Tenant’s sole cost and expense. Subject to Paragraph 8(c), upon termination of this Lease, Tenant shall upon demand by Landlord, at Tenant’s sole cost and expense, forthwith remove any alterations, additions or improvements.

(ii)           Notwithstanding the provisions of Paragraph 8(d)(i) or (e) to the contrary, Landlord’s consent shall not be required with respect to non-material, nonstructural interior alterations, additions or improvements to the Premises and Landlord will not unreasonably withhold its consent to any material non-structural interior alterations, additions or improvements to the Premises and/or to any structural alterations, additions or improvements to the Premises, provided notice is first given in writing by Tenant to Landlord and written approval by Landlord is required for any alteration, addition or improvement that would materially affect any mechanical or electrical system.

(iii)          Landlord acknowledges that Tenant’s furniture, trade fixtures, business equipment and personalty shall not be deemed alterations, additions or improvements which become Landlord’s property pursuant to Paragraph 8(d).

(e)           Any repairs made pursuant to Paragraph 7(b) hereof or alterations and improvements made pursuant to this Paragraph 8 by Tenant as required and permitted hereunder shall be made and performed (i) as Landlord may designate on a reasonable basis, (ii) in accordance with all applicable rules and regulations of Landlord and governmental authorities having jurisdiction, (iii) in the case of new construction in keeping with plans and specifications theretofore having been approved in advance by Landlord, (iv) using mechanics and contractors having been approved by Landlord which approval shall not be unreasonably withheld; provided, however, that Landlord, at Tenant’s sole cost and expense, shall do all such work affecting the structural portions of the Building and the mechanical and electrical systems thereof, and (v) in a reasonable fashion to minimize noise, litter and/or odors resulting therefrom. The work performed by Landlord affecting the structural portions of the Building and the mechanical and electrical systems thereof pursuant to subparagraph 8(e)(iv) shall be at reasonable and competitive cost and if such work is performed by Tenant’s contractors and exceeds a cost of [***], Landlord shall be entitled to a supervisor fee which shall not exceed [***] of the cost of such work. No other fee shall be payable to Landlord pursuant to Paragraph 8(e) hereof, provided that Tenant shall reimburse Landlord for Landlord’s reasonable costs of third party review of Tenant’s proposed structural alterations or those to the mechanical or electrical systems.

(f)            Landlord shall have the right at any time to change the arrangement and/or location of entrances or passageways, doors and doorways and corridors, elevators, stairs, toilets or other public parts of the Building and to change the name, number or designation by which the Building is commonly known. Landlord shall have the right at any time to change the arrangement and/or location of the parking and common areas of the Development. In exercising its rights pursuant to Paragraph 8(f) hereof, Landlord shall not unreasonably interfere with Tenant’s access to the Premises or its operations therein.

9.             LIENS

Tenant shall keep the Premises free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. In the event that Tenant shall not, within fifteen (15) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and by law, the right to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be deemed additional rent and shall be payable by Tenant on demand with interest at the Interest Rate.

10.          USE OF PREMISES

The Premises are leased to Tenant for the use set forth in Paragraph 1(1) hereof and for no other purpose whatsoever. Tenant agrees that it will use the Premises in such manner as not to injure, annoy, interfere with or infringe on the rights of other tenants or use or allow the Premises to be used for any improper, immoral or unlawful purpose or to permit unpleasant odors to be emitted therefrom. Tenant agrees to comply with all applicable laws, ordinances and regulations and comply with all requirements of Landlord’s insurance policies and the American Insurance Association now or hereafter in force in connection with its use of the Premises. Tenant shall not commit or suffer the commission of any waste, overload any floor of the Premises beyond the load limit established by Landlord or permit any explosives to enter the Development. Tenant shall not do or permit anything to be done on or about the Premises or bring or keep anything therein which will in any way increase the fire insurance premium upon the Building. Tenant shall not use any portion of the Premises for the preparation, sale or consumption of food by the public. Tenant shall have the right to contest, without cost to Landlord, the validity or application of any such governmental law, ordinance or regulation required to be complied with by Tenant pursuant to this Paragraph 10 and may postpone compliance therewith, provided such contest does not subject Landlord to criminal prosecution for noncompliance therewith and, further, provided, that Tenant promptly pays all fines, penalties and other costs and interest thereon imposed upon Landlord as a result of such noncompliance.

11.          LANDLORD’S SERVICES AND UTILITIES

(a)           (i)            Landlord agrees to furnish to the Premises from 8:00 a.m. to 8:00 p.m. weekdays and 9;00 a.m. to 3:00 p.m. on Saturdays (excluding New Year’s Day, Easter Sunday, Memorial Day, July 4th, Labor Day, Thanksgiving Day and Christmas), and subject to the rules and regulations of the Building, water suitable for the intended use of the Premises, heat and air conditioning required for the comfortable use the Premises for normal office use in accordance with the attached Exhibit “D-l”, janitorial service in accordance with Exhibit “D” hereto and elevator service at all times. Tenant agrees to abide by all regulations and requirements which Landlord may prescribe for the proper functioning and protection of the heating, ventilating and air conditioning system and Landlord shall not be required to provide additional ventilating and air conditioning to the Premises as herein provided if Tenant is utilizing excessive heat generating equipment within the Premises or if the Premises are occupied by a number of persons in excess of the design criteria of the air conditioning system. Landlord shall have no liability, and Tenant shall not be entitled to any abatement or reduction of rental except as provided in Paragraph ll(a)(iii) hereof, by reason of Landlord’s failure to furnish any services (including electricity) when such failure is caused by accident, breakage, repairs, strikes, lockouts, labor disturbances or labor disputes, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. Landlord shall use commercially reasonable efforts to restore any services provided by Landlord hereunder which are disrupted.

(ii)           Tenant shall have the right to have Landlord install, at Tenant’s expense, and all costs associated with installation of any necessary meters, such upgrades and additional HVAC equipment as Tenant shall determine to be necessary or desirable, including, without limitation, additional rooftop HVAC units.

(iii)          Notwithstanding anything to the contrary herein contained, in the event any services required to be provided by Landlord pursuant to this Lease are not provided for in excess of thirty (30) consecutive days, for any reason whatsoever, except if caused in whole or in part by Tenant, its agents, employees or contractors, and Tenant ceases to utilize all or a material portion of the Premises as a result thereof, Tenant shall have the right to terminate this Lease by written notice to Landlord at any time after the expiration of such thirty (30) day period and prior to the restoration of such services. Tenant shall have all rights and remedies at law and in equity with respect to such failure to supply such services.

(b)           (i)            Tenant shall pay for all electric service used or consumed in the Premises, but excluding electrical current required by the building standard heating and air conditioning systems and the lighting of the common areas of the Building. The public utility company supplying electricity to the Building, or Landlord, as the case may be, shall provide an electric meter for measuring Tenant’s consumption of Tenant’s electricity. At the request of Landlord, if applicable, Tenant shall execute any and all applications for electric service or other forms required by the public utility company supplying electricity to the Building for the installation of a meter to measure the electricity consumed by Tenant. Landlord may elect to purchase electricity in bulk for the Building and furnish the Premises with electricity. Tenant shall pay the charge for electricity monthly as and when invoiced therefor to said public utility company or Landlord, as the case may be.

(ii)           Notwithstanding the provisions of Paragraph 11 (b), electric service to the Premises sufficient for the consumption of seven (7) watts per rentable square foot shall be provided.

(iii)          Electricity shall be charged to Tenant at the same rates paid by Landlord (primary rates) and the electric charges included in Expenses shall be computed at such primary rates (with reasonable mark-up for common area utilities).

(c)           Tenant, at Tenant’s sole cost and expense, shall make arrangements directly with the telephone company for telephone service in the Premises. Tenant shall pay for all telephone service, including, without limitation, the cost of installing wires, cables and telephone outlets for such service as and when billed for the same.

(d)           If Tenant shall require cooling energy in excess of that required for normal office use or during hours requested by Tenant when air conditioning is not otherwise furnished by Landlord, Tenant shall first obtain the consent of Landlord to the use thereof, which consent shall not be unreasonably withheld, and Tenant shall pay the cost thereof, including a reasonable factor for equipment depreciation. Tenant shall notify Landlord in writing at least twenty-four (24) hours prior to the time it requires air conditioning during periods the same is not otherwise furnished by Landlord. Landlord shall provide cooling without additional charge to Tenant during the hours set forth in Paragraph 11(a) hereof. Landlord’s charge for providing cooling energy during hours when air conditioning is not otherwise furnished by Landlord shall be Forty Dollars ($40.00) per hour per floor (inclusive of depreciation expenses). Landlord shall provide heat during all hours without additional charge to Tenant.

12.          RULES AND REGULATIONS

Tenant agrees to abide by all rules and regulations of the Development attached hereto as Exhibit “E,” and to all reasonable additions and modifications thereto made by Landlord. These regulations are imposed for the cleanliness, good appearance, proper maintenance, good order, and proper enjoyment of the Development by all tenants and their clients, customers and employees. The modifications to such rules and regulations shall be consistent with the operation of a first class office building in the greater Detroit Metropolitan area and shall be enforced on a nondiscriminatory basis. To the extent such rules and regulations conflict with the terms of this Lease, the terms of this Lease shall govern.

13.          TAXES

Tenant agrees to pay before delinquency any and all taxes levied or assessed and which become payable during the term hereof upon Tenant’s equipment, furniture, fixtures and other personal property located in the Premises.

Tenant shall, in addition to and at the same time as making the payments of rental hereunder, pay Landlord the amount of any rental, excise, sales or transaction privilege tax now or hereafter imposed or levied upon Landlord or Landlord’s receipt of rental hereunder, but, excepting Landlord’s income taxes of general applicability.

14.          FIRE OR CASUALTY

In the event the Building, Premises or access to them are wholly or partially destroyed by fire or other casualty covered by the usual form of fire and extended coverage insurance or the insurance actually carried by Landlord rendering them untenantable, Landlord shall rebuild, repair or restore the Premises to substantially the same condition as when the same were furnished to Tenant, including base buildings, building standard items and above standard items originally paid for by Landlord, but not Tenant’s furniture, trade fixtures, equipment, telephone or data lines or other personal property, and the Lease shall remain in effect during such period. If the Premises are rendered totally untenantable, the rent provided for in Paragraph 4 hereof shall abate during the period of reconstruction, and, if they are rendered partially untenantable, such rent shall abate prorata during the period of reconstruction.

(a)           In the event the damaged portion of the Premises or access thereto cannot be restored within one hundred eighty (180) days after determination of the time required, Landlord shall have the right to terminate this Lease by written notice to Tenant within thirty (30) days after the determination of such necessary period for restoration; provided, however, that Landlord shall not have the right to terminate this Lease unless Landlord terminates the leases of all other tenants of the Building similarly affected by such fire or other casualty.

(b)           Within thirty (30) days after any such fire or other casualty, Landlord shall notify Tenant of its good faith estimate of the time required to complete the repair and restoration of the damaged portion of the Building. If such estimate exceeds one hundred eighty (180) days, Tenant shall have the right to terminate this Lease by written notice to Landlord within thirty (30) days after receipt of Landlord’s notice. In addition, if Landlord has not completed such restoration within one hundred eighty (180) days after such determination of the time required, Tenant shall have the right to terminate this Lease by written notice to Landlord at any time after the expiration of such one hundred eighty (180) day period and prior to such completion.

(c)           If Landlord undertakes to repair and restore the Building, Landlord shall promptly commence and diligently prosecute such repair and restoration to completion.

15.          EMINENT DOMAIN

(a)           If the whole or any substantial part of the Premises or the Building shall be taken by any public authority under the power of eminent domain, then the term of this Lease shall cease on the part so taken on the date possession of that part shall be required for public use, and any rent paid in advance of such date shall be refunded to Tenant, and Landlord and Tenant shall each have the right to terminate this Lease upon written notice to the other, which notice shall be delivered within thirty (30) days following the date notice is received of such taking. In the event that neither party hereto shall terminate this Lease, Landlord shall, to the extent the proceeds of the condemnation award (other than any proceeds awarded for the value of any land taken) are available, make all necessary repairs to the Premises and the Building to render and restore the same to a complete architectural unit and Tenant shall continue in possession of the portion of the Premises not taken under the power of eminent domain, under the same terms and conditions as are herein provided, except that the rent reserved herein, Tenant’s Share pursuant to Paragraph l(j) hereof and the parking spaces pursuant to Paragraph l(p) hereof shall each be reduced in direct proportion to the amount of the Premises so taken. All damages awarded for such taking shall belong to and be the property of Landlord, whether such damages be awarded as compensation for diminution in value of the leasehold or to the fee of the Premises; provided, however, Landlord shall not be entitled to any portion of the award made to Tenant for removal and reinstallation of trade fixtures or moving expenses.

(b)           In the event access to the Premises and/or more than twenty-five percent (25%) of the then existing parking upon the Total Development is no longer available as a result of the exercise of the power of eminent domain, Tenant shall have the right to terminate this Lease by written notice to Landlord within thirty (30) days after such taking.

(c)           In the event of a partial taking which does not result in the termination of this Lease, Landlord shall promptly commence and diligently prosecute the restoration of the Premises and the Total Development as nearly as practicable to a complete unit of like quality and character as existed just prior to such taking. In such event, the Rent shall abate during the period of demolition and restoration to the extent the Premises are unusable, provided that Landlord receives an award therefor.

(d)           Notwithstanding the provisions of Paragraph 15 hereof, Tenant shall have the right to make a claim against the condemning authority (but not Landlord) for compensation for the unamortized cost of Tenant’s improvements, alterations or additions made to the Premises at Tenant’s cost, such amortization to be computed on a straight line basis over the term of this Lease.

16.          ASSIGNMENT AND SUBLETTING

(a)           (i)            Except as otherwise expressly provided to the contrary herein, Tenant covenants not to assign or transfer this Lease or hypothecate or mortgage the same or sublet the Premises or any part thereof without the prior written consent of Landlord, which consent shall not be unreasonably withheld.

(ii)           Notwithstanding anything to the contrary contained in this Paragraph 16, Tenant may, without Landlord’s consent and without extending any option to Landlord, sublet or license portions of the Demised Premises to title companies, appraisal companies, casualty insurance agencies, mortgage brokers and/or real estate brokers, home builders and/or banking institutions, mortgage and/or finance companies so long as the foregoing are operating in conjunction with Tenant in the Premises.

(iii)          Notwithstanding the provisions of this Paragraph 16, Tenant may assign this Lease or sublet the Premises or any portion thereof, without Landlord’s prior written consent to any entity which controls, is controlled by or is under common control with Tenant (hereinafter referred to as an “Affiliate”), or to any entity resulting from the merger or consolidation with Tenant, or to any entity which acquires all the assets of Tenant as a going concern of the business that is being conducted on the Premises, provided that said assignee assumes, in full, the obligations of Tenant under this Lease. If as a result of such a merger or consolidation or an acquisition of all of the assets of Tenant, Tenant has a net worth, computed in accordance with generally accepted accounting principles, of less than Fifty Million Dollars ($50,000,000), within thirty (30) days after the consummation of such a transaction, Tenant shall deposit with Landlord an amount equal to two (2) months Rental at the then current rate. Such amount shall be held and disbursed as a security deposit pursuant to Paragraph 32 hereof.

(b)           If Tenant shall desire to sublet all or any portion of the Premises or assign this Lease, it shall first submit in writing to Landlord:

(i)            The names and addresses of the proposed subtenant(s) or assignee(s) and if Landlord has comparable space available, Tenant shall not sublet or assign to an existing tenant of, or to any party with whom Landlord is then negotiating for premises in, 700, 750 and/or 800 Tower Drive;

(ii)           The terms and conditions of the proposed subletting or assignment;

(iii)          The nature and character of the business of the proposed subtenant or assignee; and

(iv) Banking, financial and other credit information relating to the proposed subtenant or assignee reasonably sufficient to enable Landlord to determine the proposed subtenant’s or assignee’s financial responsibility.

(c)           Tenant shall, by notice in writing as described in Paragraph 16(b) hereof, advise Landlord of its intention to sublease or assign from, on and after a stated date (which shall not be less than thirty (30) days after the date of Tenant’s notice) all or any part of the Premises, in which event Landlord shall have the right, to be exercised by giving written notice to Tenant within twenty-five (25) days after receipt of Tenant’s notice, to recapture the space described in Tenant’s notice. Such recapture notice shall, if given, cancel and terminate this Lease with respect to the space therein described as of the date stated in Landlord’s notice. In the event less than all of the Premises are recaptured, Landlord shall be obligated to construct and erect such partitioning as may be required to sever the Premises retained by Tenant from the Premises recaptured.

If this Lease be cancelled pursuant to the foregoing with respect to less than the entire Premises, the rent, Tenant’s Share pursuant to Paragraph l(j) hereof and the parking spaces pursuant to Paragraph l(p) hereof shall be adjusted on the basis of the number of square feet retained by Tenant in proportion to the number of square feet originally demised under this Lease and this Lease, as so amended, shall continue thereafter in full force and effect.

If Landlord does not elect to so recapture such Premises, Tenant shall be free for a period of one hundred eighty (180) days thereafter to sublet such space or to assign this Lease to such proposed subtenant(s) or assignee(s) if Landlord shall consent thereto, provided that such sublease or assignment shall be on the same terms and conditions set forth in Tenant’s notice provided for in Paragraph 16(b) hereof.

Notwithstanding anything to the contrary in this Section 16(b), no sublease of the Premises shall be for premises of less than five thousand (5,000) rentable square feet.

(d)           In the event Landlord shall not elect to recapture the portion of the Premises which Tenant desires to sublet, or if Tenant shall desire to assign this Lease and Landlord shall not elect to recapture the Premises, and Landlord shall consent to such subletting or assignment, one-half (1/2) of the sums or other economic consideration received by Tenant as a result of such subletting or assignment, whether denominated rental or otherwise under the sublease or assignment, which exceed, in the aggregate, the total sums which Tenant is obligated to pay Landlord under this Lease (prorated to reflect obligations allocable to that portion of the Premises subject to such sublease) shall be payable to Landlord as additional rental under this Lease without affecting or reducing other obligations of Tenant hereunder. In computing the sums or other economic consideration received by Tenant as a result of such subletting or assignment pursuant to Paragraph 16(d) hereof, the commercially reasonable costs and expenses incurred in connection with such sublease or assignment by Tenant, including, without limitation, broker commissions and Tenant improvement work, shall be deducted.

(e)           Any subletting or assignment hereunder shall not in any event release or discharge Tenant hereunder of or from any liability, whether past, present or future, under this Lease and Tenant shall continue fully liable hereunder. The subtenant or assignee shall agree to assume, comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space sublet or assigned; and Tenant shall deliver to Landlord promptly after execution, an executed copy of such sublease or assignment and an agreement of assumption or compliance by such subtenant or assignee.

17.          ACCESS

(a)           Subject to applicable governmental laws, rules and regulations, Landlord and its agents shall have the right following not less than twenty-four (24) hours notice (except in an emergency) to enter the Premises at all reasonable times for the purpose of examining or inspecting the same, showing the same to prospective purchasers or tenants of the Building, and as necessary to perform its obligations hereunder. Landlord may erect, use and maintain scaffolding, pipes, conduits and other necessary structures in and through the Premises where reasonably required by the character of the work performed, provided that the business of Tenant shall not be interfered with unreasonably. If Tenant shall not personally be present to open and permit an entry into the Premises at any time when such entry by Landlord is necessary or permitted hereunder, Landlord may enter by means of a master key or, in emergencies, may enter forcibly, without liability to Tenant. In exercising its rights pursuant to this Paragraph 17 hereof, Landlord shall use its reasonable efforts not to unreasonably interfere with Tenant’s operations in the Premises and to minimize any such interference.

(b)           Tenant shall have the non-exclusive right (via card reader devices or equipment) to access the telecom and electric closets on each floor of the Building (except the First Floor)

upon which a portion of the Premises is located. In addition, Tenant shall have the non-exclusive right to access the telecom and electric closets on the First Floor by making arrangements through the property manager; provided, however, that in emergency situations, Tenant shall have access to the telecom and electric closets on the First Floor directly and without going through the property manager. In exercising its rights pursuant to this Paragraph 17(b) Tenant shall not disrupt and/or disable the equipment located within such closets. Tenant shall have the right to install additional equipment within such closets at Tenant’s expenses, subject to the prior written consent of Landlord, which consent shall not be unreasonably withheld. Tenant shall indemnify and hold Landlord harmless for any damages incurred by Landlord arising from the acts or omissions of Tenant, its agents, employees and contractors in such telecom and electric closets.

18.          SUBORDINATION

This Lease is and shall be subject and subordinate, at all times, to (a) the lien of any mortgage or mortgages which may now or hereafter affect the Building, and to all advances made or hereafter to be made upon the security thereof and to the interest thereon, and to any agreements at any time made modifying, supplementing, extending or replacing any such mortgages, and (b) any ground or underlying lease which may now or hereafter affect the Building, including all amendments, renewals, modifications, consolidation, replacements and extensions thereof. Notwithstanding the foregoing, at the request of the holder of any of the aforesaid mortgage or mortgages or the lessor under the aforesaid ground or underlying lease, this Lease may be made prior and superior to such mortgage or mortgages and/or such ground or lying lease. Notwithstanding anything herein contained to the contrary, within thirty (30) days after the execution and delivery of this Lease, Landlord shall obtain (at Tenant’s cost and expense, including legal fees for Landlord and its mortgagee, not to exceed $1,000) a subordination, non-disturbance and attornment agreement for Tenant’s benefit from the current mortgagee(s) of the Development. The form of such subordination, non-disturbance and attornment agreements shall be substantially in the form attached hereto as Exhibit “G”. In addition, as a condition precedent to Tenant subordinating this Lease to any future mortgage or ground lease, Landlord shall obtain (at Tenant’s cost and expense, including legal fees for Landlord and its mortgagee, not to exceed $1,000) a subordination, non-disturbance and attornment agreement from such mortgagee or ground lessor in a commercially reasonable form reasonably acceptable to Tenant.

At the request of Landlord, Tenant shall execute and deliver such further instruments as may be reasonably required to implement the provisions of this Paragraph 18, provided the same are reasonably acceptable to Tenant.

19.          NON-LIABILITY

(a)           Except for the negligence or wrongful acts of Landlord, its agents, contractors and employees, Landlord shall not be responsible or liable to Tenant for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying adjoining premises or any part of the premises adjacent to or connected with the Premises or any part of the Building or for any loss or damage resulting to Tenant or his property from burst, stopped or leaking water, gas, sewer or steam pipes, or for any damage or loss of property within the Premises from any cause whatsoever, and no such occurrence shall be deemed to be an actual or constructive eviction from the Premises or result in an abatement of rental.

(b)           In the event of any sale or transfer (including any transfer by operation of law) of the Premises, Landlord (and any subsequent owner of the Premises making such a transfer) shall be relieved from any and all obligations and liabilities under this Lease, except such obligations and liabilities as shall have arisen during Landlord’s (or such subsequent owner’s) respective period of ownership, provided that the transferee assumes in writing all of the obligations of Landlord under this Lease.

(c)           If Landlord shall fail to perform any covenant, term or condition of this Lease upon Landlord’s part to be performed, and if as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment and levied thereon against the right, title and interest of Landlord in the Building and out of rents or other income from the Building receivable by Landlord, or out of the consideration received by Landlord from the sale or other disposition of all or any part of Landlord’s right, title and interest in the Building, and neither Landlord nor any of its partners shall be liable for any deficiency.

20.          INDEMNIFICATION OF LANDLORD

(a)           Tenant shall hold Landlord harmless from and defend Landlord against any and all claims or liability for damages to any person or property in, on or about the Premises from the negligence or wrongful acts of Tenant, its agents, contractors, employees, subtenants, assignees and licensees.

(b)           Tenant shall procure and keep in effect during the entire term hereof commercial general liability and property damage insurance protecting Landlord and Tenant from all causes, including their own negligence, having as limits of liability One Million Dollars ($1,000,000) for damages resulting from one occurrence. Tenant shall deliver policies of such insurance or certificates thereof to Landlord upon execution of this Lease by Tenant and thereafter at least thirty (30) days before the expiration dates of expiring policies. Such insurance shall not be cancelable without sixty (60) days’ written notice to Landlord, and in the event Tenant shall fail to procure such insurance, Landlord may at its option procure the same for the account of Tenant, and the cost thereof shall be paid to Landlord as an additional charge upon receipt by Tenant of bills therefor.

21.          WAIVER OF SUBROGATION

Landlord and Tenant shall each be released from any liability resulting from damage by fire or casualty (irrespective of the cause of such fire or casualty) upon the express proviso that if at any time their respective insurers shall refuse to permit waivers of subrogation, Landlord or Tenant may in each instance revoke said waiver of subrogation effective thirty (30) days from the date of notice to the other unless within such thirty (30) day period, the other is able to secure and furnish (without additional expense) insurance in other companies with such waiver of subrogation.

22.          ATTORNEY’S FEES

In the event of any legal action or proceeding brought by either party against the other arising out of this Lease, the prevailing party shall be entitled to recover reasonable attorney’s fees incurred in such action and such amount shall be included in any judgment rendered in such proceeding.

23.          WAIVER

(a)           No waiver of any provision of this Lease or of any breach hereunder shall be deemed to be a waiver of any other provision hereof, or of any subsequent breach of the same or any other provision. Consent to or approval of any act requiring consent or approval shall not be deemed to render unnecessary the obtaining of consent to or approval of any subsequent act. No act or thing done by Landlord or Landlord’s agents during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, unless done in writing signed by Landlord. The delivery of the keys to any employee or agent of Landlord shall not operate as a termination of this Lease or a surrender of the Premises.

(b)           Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other in any matter whatsoever (except for personal injury or property damage) arising out of or in any way connected with this Lease, the relationship of landlord and tenant, Tenant’s use or occupancy of the Premises, or any emergency or other statutory remedy with respect thereto.

24.          BANKRUPTCY

In the event the estate created hereby shall be taken in execution or by other process of law, or if Tenant shall be adjudicated insolvent or bankrupt pursuant to the provisions of any state or federal insolvency or bankruptcy law, or if a receiver or trustee of the property of Tenant shall be appointed, or if any assignment shall be made of Tenant’s property for the benefit of creditors or if a petition shall be filed by or against Tenant seeking to have Tenant adjudicated insolvent or bankrupt pursuant to the provisions of any state or federal insolvency or bankruptcy law and such petition shall not be withdrawn and the proceedings dismissed within ninety (90)

days after the filing of the petition, then and in any of such events, Landlord may terminate this Lease by written notice to Tenant; provided, however, if the order of the court creating any of such disabilities shall not be final by reason of the pendency of such proceedings or appeal from such order, or if the petition shall not have been withdrawn or the proceedings dismissed within ninety (90) days after the filing of the petition, then Landlord shall not have the right to terminate this Lease so long as Tenant performs its obligations hereunder. If, as a matter of law, Landlord has no right on the bankruptcy of Tenant to terminate this Lease, then, if Tenant, as debtor, or its trustee wishes to assume or assign this Lease, in addition to curing or adequately assuring the cure of all defaults existing under this Lease on Tenant’s part on the date of filing of the proceeding (such assurances being defined below), Tenant, as debtor, or the trustee or assignee, must also furnish adequate assurances of future performance under this Lease (as defined below). Adequate assurance of curing defaults means the posting with Landlord of a sum in cash sufficient to defray the cost of such a cure. Adequate assurance of future performance under this Lease means posting a deposit equal to three (3) months’ rent, including all other charges payable by Tenant hereunder, such as the amounts payable pursuant to Paragraph 5 hereof, and, in the case of an assignee, assuring Landlord that the assignee is financially capable of assuming this Lease, and that its use of the Premises will not be detrimental to the other tenants in the Building or Landlord. In a reorganization under Chapter 11 of the Bankruptcy Code, the debtor or trustee must assume this Lease or assign it within one hundred twenty (120) days from the filing of the proceeding, or he shall be deemed to have rejected and terminated this Lease.

25.          LANDLORD’S REMEDIES

(a)           In the event Tenant shall fail to pay the rent or any other obligation involving the payment of money reserved herein when due, Landlord shall give Tenant written notice of such default and if Tenant shall fail to cure such default within ten (10) days after receipt of such notice, Landlord shall, in addition to its other remedies provided by law and in this Lease, have the remedies set forth in Paragraph 25(c) hereof.

(b)           If Tenant shall be in default in performing any of the terms of this Lease or any other agreement to which Tenant is a party, other than the payment of rent or any other obligation involving the payment of money, Landlord shall give Tenant written notice of such default, and if Tenant shall fail to cure such default within thirty (30) days after the receipt of such notice, or if the default is of such a character as to require more than thirty (30) days to cure, then if Tenant shall fail within said thirty (30) day period to commence and thereafter proceed diligently to cure such default, then and in either of such events, Landlord may (at its option and in addition to its other legal remedies) cure such default for the account of Tenant and any sum so expended by Landlord shall be additional rent for all purposes hereunder, including Paragraph 25(a) hereof and shall be paid by Tenant with the next monthly installment of rent.

(c)           If any rent or any other obligation involving the payment of money shall be due and unpaid or Tenant shall be in default upon any of the other terms of this Lease, and such default has not been cured after notice and within the time provided in Paragraphs 25(a) and (b) hereof, or, if the Premises are abandoned or vacated, and rent payments are delinquent, then Landlord, in addition to its other remedies, shall have the immediate right of re-entry. Should Landlord elect to re-enter or take possession pursuant to legal proceedings or any notice provided for by law, Landlord may either terminate this Lease or from time to time, without terminating this Lease, relet the Premises or any part thereof on such terms and conditions as Landlord shall in its reasonable discretion deem advisable. The avails of such reletting shall be applied: first, to the payment of any indebtedness of Tenant to Landlord other than rent due hereunder; second, to the payment of any reasonable costs of such reletting, including the cost of any reasonable alterations and repairs to the Premises, third, to the payment of rent due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. Should the avails of such reletting during any month be less than the monthly rent reserved hereunder, then Tenant shall during each such month pay such deficiency to Landlord. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Premises and reasonable attorney’s fees incidental thereto, all of which amounts shall be immediately due and payable.

(d)           All rights and remedies of Landlord and Tenant hereunder shall be cumulative and none shall be exclusive of any other rights and remedies allowed by law.

(e)           Each of Landlord and Tenant shall take all reasonable actions to mitigate its respective damages resulting from a breach of the other party; provided, however, that it is understood and agreed that Landlord may lease other vacant premises in the Building prior to leasing the Premises if Tenant is in default hereunder.

26.          HOLDING OVER

It is hereby agreed that in the event of Tenant holding over after the termination of this Lease, thereafter the tenancy shall be from month to month in the absence of a written agreement to the contrary, and (i) for the first two (2) months of such holdover period, Tenant shall pay to Landlord a monthly occupancy charge equal to one hundred twenty five percent (125%) of the monthly Rental (plus one hundred percent (100%) of all other charges payable by Tenant under this Lease), and (ii) for the period subsequent to the first two (2) months of such holdover period, Tenant shall pay to Landlord a monthly occupancy charge equal to one hundred fifty percent (150%) of the monthly Rental (plus one hundred percent (100%) of all other charges payable by Tenant under this Lease), together with any damages incurred by Landlord as a result of such holdover (beyond two (2) months) to which Landlord is entitled under applicable law. The rental payments described in the preceding sentence shall be payable through the date the Premises are delivered to Landlord in the condition required herein.

27.          ENTIRE AGREEMENT

Neither Landlord nor Landlord’s agents have made any representations or promises with respect to the physical condition of the Building, the land upon which the Building is erected, or the Premises, the rents, leases, expenses of operation or any other matter or thing affecting or related to the Premises except as herein expressly set forth and no rights, easements or licenses are acquired by Tenant by implication or otherwise, except as expressly set forth in the provisions of this Lease. This Lease shall constitute the entire agreement of the parties hereto; all prior agreements between the parties, whether written or oral, are merged herein and shall be of no force or effect. This Lease cannot be changed, modified or discharged orally but only by an agreement in writing, signed by the party against whom enforcement of the change, modification or discharge is sought.

28.          NOTICES

Whenever under this Lease a provision is made for notice of any kind it shall be deemed sufficient notice and service thereof if such notice to Tenant is in writing addressed to Tenant at the address set forth in Paragraph l(m) hereof, and deposited in the mail, certified or registered mail, with postage prepaid, and if such notice to Landlord is in writing addressed to Landlord at the address set forth in Paragraph l(n) hereof and deposited in the mail, certified or registered mail, with postage prepaid. Each of Tenant and Landlord may change the address to which notices are to be sent hereunder by written notice to the other. Such notices shall be deemed given upon receipt or refusal to accept delivery. Notice need be sent to only one Tenant or Landlord where Tenant or Landlord is more than one person.

29.          SUCCESSORS

This Agreement shall inure to the benefit of and be binding upon the parties hereto, their respective heirs, administrators, executors, representatives, successors and assigns.

30.          TIME

Time is of the essence of this Lease and each and all of its provisions.

31.          QUIET ENJOYMENT

Landlord warrants that Tenant, upon paying the rents hereinbefore provided and in performing each and every covenant hereof, shall peacefully and quietly hold, occupy and enjoy the Premises throughout the term hereof, without molestation or hindrance by any person holding under or through Landlord.

32.          SECURITY DEPOSIT

In the event Tenant deposits the Security Deposit with Landlord pursuant to Paragraph 16(a)(iii) hereof as security for the performance of the terms and conditions hereof by Tenant, such Security Deposit shall be returned to Tenant promptly at the termination of the Lease if Tenant has discharged its obligations to Landlord in full. If Tenant fails to pay rent or other charges due hereunder, or otherwise defaults with respect to any provisions of this Lease, Landlord, after notice and the expiration of any applicable cure periods, may use, apply or retain all or any portion of the Security Deposit for the payment of any rent or other charges in default or for the payment of any other sums to which Landlord may become obligated by reason of Tenant’s default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Security Deposit, Tenant shall within ten (10) days after demand therefor deposit cash with Landlord in an amount sufficient to restore the Security Deposit to the original amount. Landlord shall not be required to keep the Deposit separate from its general funds and Tenant shall not be entitled to interest thereon.

33.          BROKERS

Tenant acknowledges that the broker listed in Paragraph l(o) hereof is the only real estate broker responsible for bringing about or negotiating this Lease and said broker is the only broker with whom it has dealt in connection with this Lease and/or the Premises. Landlord shall pay a commission to said broker in accordance with a separate agreement between them. Landlord and Tenant agree to defend, indemnify and hold harmless the other from any expense or liability arising out of a claim for commission or other compensation by any other broker claiming or alleging to have acted on behalf of or to have dealt with it in connection with this Lease or the Premises.

34.          INABILITY TO PERFORM

(a)           If, by reason of the occurrence of unavoidable delays due to acts of God, governmental restrictions, strikes, labor disturbances, shortages of materials or supplies or for any other cause or event of a like nature not attributable to the negligence or fault of the Landlord, Landlord is unable to furnish or is delayed in furnishing any utility or service required to be furnished by Landlord under the provisions of this Lease, or is unable to perform or make or is delayed in performing or making any installations, decorations, repairs, alterations, additions or improvements required to be performed or made under this Lease, or is unable to fulfill or is delayed in fulfilling any of Landlord’s other obligations under this Lease, then the performance of such work or act shall be excused for the period of the unavoidable delay and the period for the performance of any such work or act shall be extended for an equivalent period, and no such inability or delay shall constitute an actual or constructive eviction in whole or in part, or entitle Tenant to any abatement or diminution of rental or other charges due hereunder or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Landlord or its agents by reason of inconvenience or annoyance to Tenant, or injury to or interruption of Tenant’s business, or otherwise.

(b)           If, by reason of the occurrence of unavoidable delays due to acts of God, governmental restrictions, strikes, labor disturbances, shortages of materials or supplies or for any other cause or event of a like nature not attributable to the negligence or fault of the Tenant, Tenant is delayed in performing work or doing any act required under the terms of this Lease or is unable to fulfill or is delayed in fulfilling any of Tenant’s other obligations under this Lease, then the performance of such work or act shall be excused for the period of the unavoidable delay and the period for the performance of any such work or act shall be extended for an equivalent period, and no such inability or delay shall constitute a default, or entitle or relieve Tenant from any of its obligations under this Lease, or impose any liability upon Tenant or its agents by reason of inconvenience or annoyance to Landlord.

(c)           Notwithstanding anything herein contained to the contrary, the provisions of this Paragraph 34 shall not operate to excuse either party from the prompt payment of the Rent or any other payments required by the terms of this Lease.

35.          REMOVAL OF TENANT’S PROPERTY

All movable furniture and personal effects of Tenant not removed from the Premises within ten (10) business days after the termination of this Lease for any cause whatsoever shall conclusively be deemed to have been abandoned and may be appropriated, sold, stored, destroyed or otherwise disposed of by Landlord without notice to Tenant and without obligation to account therefor, and Tenant shall pay Landlord for all reasonable expenses incurred in connection with the disposition of such property.

36.          PARKING

(a)           So long as Tenant is not in default under the terms of this Lease, Tenant and its agents, employees, customers and invitees shall have a non-exclusive license to use (in accordance with the terms of this Lease) up to that number of unreserved parking spaces in the parking areas of the Development (hereinafter referred to as the “Parking Areas”) designated in Paragraph l(p) hereof, for the purpose of parking automobiles utilized by Tenant, its agents, employees, customers and invitees, provided that (i) neither Tenant nor its agents, employees, customers or invitees shall utilize in excess of such number of spaces in the Parking Areas, (ii) Landlord shall not be responsible for policing Tenant’s right to utilize such number of spaces and Landlord shall have no liability or responsibility to Tenant if such spaces are not available through acts or omissions of others.

(b)           Notwithstanding anything herein contained to the contrary, Landlord acknowledges that Tenant requires seven (7) parking spaces for each one thousand (1,000) rentable square feet of the Premises and to the extent the same are not available on the Development, subject to the rights of EDS, Landlord shall provide the overflow parking in areas serving 750 Tower Drive, Troy, Michigan in close proximity to the Development (the Development and the parking areas of 750 Tower Drive serving the Premises are herein collectively referred to as the “Total Development”). In the event 750 Tower Drive and the Development are at any time not owned by the same entity, thereupon Landlord shall enter into an appropriate cross-easement agreement with the owner of 750 Tower Drive granting Tenant the right to utilize the common areas upon 750 Tower Drive in accordance with the terms and provisions of this Lease (such cross easement agreement shall terminate upon termination of this Lease).

(c)           (i)            Tenant shall have during the Term and any extensions the exclusive right to a pro-rata portion (based upon Tenant’s Share) of the number of parking spaces on the lower level of the parking deck on the Development on a reserved basis. No reserved parking shall be designated for any tenant, occupant or other person or entity on the upper level of such parking deck.

(ii)           Tenant shall have the exclusive right to utilize the thirty five (35) parking spaces designated on Exhibit “H” hereto for its customers.

(iii)          With respect to the reserved parking spaces described in paragraphs (i) and (ii) above, Landlord shall at its sole cost and expense, install signs designating such parking spaces as being reserved for the exclusive use of Tenant or its customers.

37.          NO OPTION

The execution of this Lease by Tenant and the delivery of the same to Landlord shall not constitute a reservation of or option for the Premises or an agreement by Landlord to enter into a lease with Tenant and this Lease shall become effective only if and when Landlord’s executes and delivers the same to Tenant; provided, however, that the execution and delivery of this Lease by Tenant to Landlord shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions herein contained, which offer may not be withdrawn or revoked by Tenant for thirty (30) days after execution and delivery of this Lease to Landlord.

38.          ANTENNA

(a)           Tenant has the right to install a satellite dish and/or other electronic transmitter (collectively, the “Antenna”) on the roof of the Building, and to wire such Antenna to the Premises in compliance with all applicable local zoning ordinances and regulations and in accordance with plans and specifications approved by Landlord and in a location approved by Landlord. The cost of installation and maintenance thereof, and the cost of any repairs to the roof which are necessitated by the installation, repair and/or removal of the Antenna shall be borne solely by Tenant. Upon the termination of this Lease, Tenant shall remove any Antenna and repair any damage to the roof occasioned by such removal. Tenant shall also be permitted to run cable, fiber optic networks, and other systems and equipment throughout the Building in order to connect the various areas within the Building occupied from time to time by Tenant, and in order to connect such areas to outside telephone, cable, optical network and other providers in locations and pursuant to plans and specifications approved by Landlord. Further, Tenant shall be permitted to install throughout the Premises, access and security systems for Tenant’s exclusive use (e.g., swipe card, combination lock, or otherwise), subject to Landlord’s approval thereof. Provided, however, Tenant shall be responsible for confirming that its Antenna do not unreasonably interfere with any other tenants’ or Landlord’s antennae or other communications equipment.

(b)           Tenant shall indemnify and hold Landlord harmless from and against all costs, loss, expense or liability of any kind whatsoever arising out of the installation, use and/or removal by Tenant of the Antenna. Tenant shall maintain a comprehensive general liability insurance policy, including contractual liability, as set forth in Paragraph 20(b) hereof, so long as the Antenna is under construction, in place and/or being removed.

(c)           Tenant shall work exclusively with Landlord’s roofing contractor relating to the installation and/or removal of the Antenna and the roof penetration so as not to violate any requirements or invalidate Landlord’s roof guaranty.

(d)           Wherever Landlord’s approval is required pursuant to this Paragraph 38, such approval shall not be unreasonably withheld.

39.          INDEMNIFICATION OF TENANT; LANDLORD’S INSURANCE

(a)           Landlord shall hold Tenant harmless from and defend Tenant against any and all claims or liability for damages to any person or property in, on or about the common areas on the Total Development from the negligence or wrongful acts of Landlord, its agents, contractors and employees.

(b)           Landlord shall procure and keep in effect during the entire term hereof commercial general liability and property damage insurance protecting Landlord and Tenant from all causes, including their own negligence, having as limits of liability Two Million Dollars ($2,000,000) for damages resulting from one occurrence. The commercial general liability insurance to be carried by Landlord hereunder shall include contractual liability and shall be in the amount of at least Two Million Dollars ($2,000,000.00) combined single limit for bodily injury and property damage per occurrence. Such policy shall specifically include the liability assumed hereunder by Landlord and shall provide that it is primary insurance and not excess of or contributory with any other valid existing applicable insurance maintained for or on behalf of Tenant. Landlord shall deliver policies of such insurance or certificates thereof to Tenant prior to the Commencement Date and thereafter at least thirty (30) days before the expiration dates of expiring policies. Such insurance shall not be cancelable without thirty (30) days’ written notice to Tenant.

(c)           Landlord shall, during the Term, provide and keep in force an all risks policy for the full replacement cost of the Building, excluding trade fixtures, furniture and equipment of tenants.

40.          LANDLORD’S DEFAULT

Landlord shall be in default of this Lease if it fails to perform any material obligation of Landlord under this Lease and if such failure to perform a material obligation is not cured within thirty (30) days after Landlord’s receipt of written notice thereof from Tenant; however, if said failure to perform a material obligation cannot reasonably be cured within thirty (30) days, Landlord shall not be in default of this Lease if Landlord commences to cure the failure to perform a material obligation within the thirty (30) day period and diligently continues attempts to cure the default. If such default remains uncured after the expiration of the aforesaid cure period, Tenant may cure the default at Landlord’s reasonable expense. If Tenant pays any reasonable sum in order to cure Landlord’s default (after Tenant gives Landlord written notice of the default and Landlord fails to cure the default within the aforementioned thirty (30) day period), such reasonable sum shall be reimbursed by Landlord to Tenant upon thirty (30) days’ written notice, which notice shall include reasonably detailed supporting documentation. If Landlord fails to so reimburse Tenant and if the existence of the default is not being disputed by Landlord, Tenant may withhold from future rent payments due and owing the sum owed to

Tenant. If the default is being disputed by Landlord, Tenant may not offset its rent obligations until the existence of Landlord’s default, and Tenant’s entitlement to reimbursement hereunder, has been established by the final and unappealable judgment of a court of competent jurisdiction. If Landlord disputes such default and Tenant obtains a final and unappealable judgment to collect such amount, Tenant shall be entitled to interest on such amount from the date of Tenant’s expenditure at the Interest Rate.

41.          EXCLUSIVITY

During the Term, Landlord shall not suffer or permit any premises in the Building to be occupied by any entity or person who sells, solicits, originates and/or services mortgage or real estate title insurance products. In addition, if Tenant or its affiliate shall lease the Bank Premises, during the term of this Lease, Landlord shall not suffer or permit any premises in the Building to be occupied by any bank, savings bank, savings or loan association or credit union or ATM (unless operated by Tenant or its affiliate).

42.          LANDLORD’S REPRESENTATIONS AND WARRANTIES

(a)           Landlord represents and warrants to Tenant that (i) to the best of Landlord’s knowledge without inquiry, the Total Development does not contain any Hazardous Materials in violation of any applicable laws, and (ii) upon discovery at the Total Development of any Hazardous Materials in violation of any applicable laws, Landlord shall take such actions as may be required by applicable governmental agencies to remove, remediate, or otherwise correct such conditions. For purposes hereof, “Hazardous Materials” shall mean any toxic or hazardous waste or substance (including, without limitation, asbestos and petroleum products) which is regulated by applicable law.

(b)           Landlord represents and warrants to Tenant that, as of the date of full execution of this Lease and continuing through recording of the Memorandum of Lease pursuant to Paragraph 48 hereof, Landlord is the fee simple title holder of the Building and the Total Development, and that neither the Building nor Total Development is the subject of a ground lease, and that no easements, encumbrances and other matters of record prohibit the conduct by Tenant of Tenant’s Use (as defined in Paragraph 1(1) hereof) at the Premises or Tenant’s quiet enjoyment of the Premises pursuant to this Lease.

(c)           Landlord represents and warrants to Tenant that:

(i)            Except as provided below, Landlord has not received any notice nor does it have any knowledge of any violation of any laws, zoning ordinances or building rules or regulations affecting the Building or Total Development nor has Landlord received any notice of nor has Landlord any knowledge of or information as to any existing or threatened condemnation or other legal action of any kind involving the Building or Total Development. Landlord has advised Tenant that it has been advised by the City of Troy that a taking by eminent domain is being considered in connection with 1-75 improvements. Landlord represents and warrants that to its knowledge no portion of the Development is being considered for such a taking;

(ii)           Landlord has not received notice nor does it have any knowledge of any building code violation with respect to the Building or Total Development; the parking servicing the Building (all of which is located upon the Total Development) complies with the requirements of all applicable statutes, ordinances, rules and regulations; to Landlord’s knowledge, all required permits and approvals, including environmental approvals and permits, necessary for the operation of the Building and the Total Development have been obtained and all improvements and all parts thereof are in conformity with all applicable governmental and other legal requirements;

(iii)          Landlord has no knowledge of any major structural or mechanical defects in the Building.

(d)           As used in this Paragraph 42, the knowledge of Landlord shall refer only to the actual knowledge of Joseph Adamo, Timothy Greiner and Jeffrey Clements.

43.          EXPANSION OPTION

[***]

44.          RIGHT OF FIRST REFUSAL

[***]

[***]

45.                               PROVISIONS RELATING TO EXPANSION

PREMISES AND RIGHT OF FIRST REFUSAL

[***]

46.          CAFETERIA

(a)           Tenant, its employees and business invitees may utilize the cafeteria located on the First Floor of the Building (hereinafter referred to as the “Cafeteria”) currently operated by EDS, so long as the same is operated by EDS.

(b)           In the event EDS ceases to operate a full service cafeteria, Landlord shall cause a full service cafeteria to be operated on a full service basis Monday through Friday.

47.          SIGNS

(a)           In the event the Premises consists of less than three (3) full Floors, Tenant shall be permitted to install a sign on the exterior of the Building facing 1-75 and no other exterior sign facing 1-75 shall be permitted.

(b)           In addition, if the Premises consists of three (3) or more full Floors at any time, in addition to the sign described in Paragraph 47(a) hereof, Tenant shall be permitted to install a sign on the exterior of the Building facing Tower Drive, provided, however, if, subsequent to December 31, 2004, another tenant of the Building leases more rentable square footage in the Building than Tenant then leases, and prior to Tenant having the right to such second exterior sign, such other tenant may have exterior signage facing Tower Drive in lieu of Tenant. Such exterior sign(s) may at Tenant’s discretion contain the phrase “Quicken Loans,” “Rock Financial” and/or “Rock Bank” and/or any other phrase approved by Landlord, which approval shall not be unreasonably withheld.

(c)           Tenant shall have the right to install its sign panel in the topmost position on the existing monument sign on the Development, with such sign panel utilizing Tenant’s Share thereof, subject to the rights of EDS to placement of its sign on the existing monument.

(d)           Tenant shall have the right to install a sign in the lobby of the Building at its cost. The location, size and text of such sign shall be subject to the mutual approval of Landlord and Tenant, which approval shall not be unreasonably withheld.

(e)           The size of the Tenant’s exterior building sign(s) shall be the maximum size permitted by the City of Troy. Such signs shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld, and the approval of the City of Troy. Tenant shall be responsible for obtaining all such approvals and Landlord shall assist Tenant in obtaining all such approvals.

(f)            Tenant shall be responsible for the reasonable costs and expenses of fabricating, installing and removing such signs and sign panel pursuant to Paragraphs 47(a), (b), (c) and (d) hereof, which fabrication, installation and removal shall be performed by Landlord or Landlord’s contractors. In addition, Tenant shall reimburse Landlord for all reasonable costs and expenses incurred by Landlord for the maintenance, operation and repair of the signs referred to in Paragraphs 47(a), (b), (c) and (d) hereof.

(g)           Notwithstanding anything herein contained to the contrary, EDS shall be entitled to the exterior signage (including monument signs), if any, to which it is entitled pursuant to the EDS Lease, as amended pursuant to Exhibit “J” hereto, but without further amendment.

(h)           In the event Tenant assigns this Lease or sublets in excess of one-half (1/2) of the Premises (including such sign rights), such assignee or subtenant of in excess of one-half (1/2) of the Premises shall have the right to the exterior signs described in this Section 47, subject to Landlord’s approval of such assignment or subletting pursuant to Section 16 hereof. Except as provided above no assignee or subtenants shall have exterior signage rights.

48.          MEMORANDUM OF LEASE

The parties hereto have, simultaneously with the execution and delivery of this Lease, executed and delivered a Memorandum of Lease in the form attached hereto as Exhibit “I” which may be recorded at the election of either party in the applicable land record offices.

49.          AMENDMENT TO EDS LEASE

(a)           EDS Information Services L.L.C. (herein referred to as “EDS”) currently occupies the entire Building under a lease with Landlord (herein referred to as the “EDS Lease”). In addition, EDS also leases 750 Tower Drive in its entirety (hereinafter referred to as the “EDS 750 Lease”).

(b)           Prior to the execution and delivery of this Lease, Landlord shall enter into an amendment to the EDS Lease and the EDS 750 Lease with EDS in the form attached hereto as Exhibit “J” hereto.

50.          CONFIDENTIALITY

Tenant acknowledges that the content of this Lease and any related documents are confidential information, except for the information contained in the Memorandum of Lease described in Section 48 hereof. Tenant shall keep such confidential information confidential and shall not disclose such confidential information to any person or entity other than Tenant’s financial, legal, and space planning consultants, the officers, directors, shareholders (including prospective shareholders) and employees of Tenant, lenders or prospective lenders of Tenant, purchasers or prospective purchasers of stock in Tenant, subtenants or assignees or prospective subtenants or assignees, Tenant’s accountants and Tenant’s real estate brokers or Tenant’s prospective real estate brokers. In addition, Tenant may disclose the contents in connection with litigation or as required by law.

IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease the day and year first above written.

WITNESS:		PW/MS OP SUB I, LLC,
a Delaware limited liability company
By:	/s/ Marc Leonard RIPP	By	The Gale Real Estate Advisors, L.L.C.
Marc Leonard RIPP
	Attorney at Law of New Jersey		By:	/s/ Mark Yeager
Mark Yeager,
President

“Landlord”

QUICKEN LOANS, INC.,
a Michigan corporation

	/s/ Angelo V. Vitale		By:	/s/ William Emerson
William Emerson,
	/s/ Julie Booth			Chief Executive Officer
“Tenant”

EXHIBIT "A" , '" '" '" .. I' r 1 , wen '" 1]!1 m r(") !'!O z D!O I' II "T1 &5 ·;o ""0 jrUil '" s;: z , ,ililil m r m I' , (") -;o1 r m-m- .. ililil II II I' I' I' il Ill· 1! I !m I hi II! ! al !i 1J I •• II 600 TOWER BUILDING TROY, MICHIGAN I ; )> -.l. ' 'tittttf -SECOND FLOOR PLAN W/ ELECTRICAL IIU I I QUICKEN LOANS BOO TOWER DRIVE f,IIlz!I l'l! jl I I !qj! 1!1 II I

.. II " " .. [!!!! !!!] • g i Iii] Iii .. .. • 00 [!!!! "n'::--:i i!';o roo ijf! !; II 0 "q";'0 .q .. "'0 > Iii Iii] z m r m () --i !; ;u .• n .. .. .. .. .. )> r TROY,MJCHIOAN •THIRD FLOOR PlA W/ ELECTICAL QUICKEN LOANS BOO TOWER BUILDING 800 TOWER DRIVE IIII

. .. .. .. = I I-,-\,,.jpL•,r.l·•-,-r-r·\•,JilL..' L.l -··.t \.•J L·/ II II t II A I" II II U U 11 Ill" II 4111 I II I .. l. r---... u .. =I I I' II II It IIII 'I i!(l''ii••••1 t - II J .1 ,-*------!!1 1 t '.1 L; I i ' .. lil []J .. .. .. "' (f) m n !l' z Oj 0 " ,".T.1. 0 0 .. ;o CJ m s:: 0,... 3 0z -o >z .. "'¥"""""""+ j (_ .. .. .. II " 800 TOWER BUILDING I 0 ·SECOND FLOOR DEMOLITION PlAN QUICKEN LOANS 800 TOWER DRIVE TROY,MICHIGAN II... t------r-r-•-,-, '\ cjl"I"I ' :t,:..,.... · J

'] ·---: >---.,: .. . " --------L.aI.,;a " " lil ........ -...,..., ' ...j ",--··--· ( ,..., •: .I. LA••••1r..A..• .. .. .. . .. " I I I l I I I I l I I l l QUICKEN LOANS 800 TOWER DRIVE TROY, MICHIGAN I 0 1\J -THIRD FLOOR DEMOLITION PLAN 800 TOWER BUILDING !nI I IUuII I! I I I I I II.  1 J ,.J. ...

A PART OF THE SOUTHWEST 1/4° OF SECTION 9, T-2-N., R-11-E., CITY OF TROY, OAKLAND COUNTY, MICHIGAN BEING DESCRIBED AS COMMENCING AT THE WEST 1/4 CORNER Of SECTION 9f THENCE S. 02” 37’ 54” E., 641.04 FEET ALONG THE WESTERLY UNI OF SAID SECTION 9 TO THE NORTHERLY RIGHT-OF-WAY LINE OF TOWER DRIVE, THENCE THE FOLLOWING TWO COURSES ALONG SAID LINE, (11 N. 87” 22’ 06’ Z., 460.23 FEET AND (2) ALONG THE ARC OF A CURVE TO THE RIGHT 248.07 FEET, 83 CURVE HAVING A RADIUS OF 502.50 FEET, CENTRAL ANGLE OF 28° l7’ 08” AND LONG CHORD SEARING OF 6, 78” 29’ 20” E., 245,56 FEET TO THE POINT Of BEGINNING, THENCE N. 87” 22” O6” E., 361.07 FEET, THENCE 8. 02” 37’ 34’ E., 60.00 FEET, THENCE ALONG THE ARC OF A CURVE TO THE LEFT 290.34 FEET, SAID CURVE HAVING A RADIUS OF 1,387.48 FEET, CENTRAL ANGLE OF 12° 9° 54° AND LONG.CHORD BEARING OF N. 52° 14° 12° E., 289.79 FEET THENCE N. 87° 22° 06° E., 275.22 FEET, THENCE M, 42° 22” 06° E., 388.25 FEET TO THE WESTERLY RIGHT-OF-WAY LINE OF INTERSTATE-75, THENCE THE FOLLOWING THERE COURSES ALONG SAID WESTERLY RIGHT-OF-WAY LINE, (1) 8. 48° 4l° 02° E., S.92 FEET, AND (2) 5. 26° 07° 43° E.,600.33 FEET, AND (3) ALONG THE ARC OF A CURVE TO THE RIGHT 72.34 FEET, SAID CURVE HAVING A RADIUS OF 2,673.79 FEET, CENTRAL ANGLE OF 01° 33° 01° AND LONG CHORD SEARING OF 8. 23° 21° 12° E., 72.34 FEET, THENCE 8. 72° O5° 07° W., 1,197.33 FEET TO THE. EASTBRLT RIGHT-OF-WAY LINE OF TOWER DRIVE, THENCE THE FOLLOWING TWO COURSES ALONG THE EASTERLY AND NORTHEASTERLY RIGHT-OF-WAY LINE OF SAID TONER DRIVE, (1) N. 02° 37° 54° W., 113.19 FEET, AND (2) ALONG THE ARC OF A CURVE TO THE LEFT 341.25 FEET, SAID CURVE HAVING A RADIUS OF 502.50 FEET, CENTRAL ANGLE OF 61° 42” 52° AND LONG CHORD SEARING OF N. 33° 29° 20° W., 515.47 FEET TO THE POINT OF BEGINNING AND CONTAINING 14,094 ACRES.

EXHIBIT “B”

LEGAL DESCRIPTION

EXHIBIT "C"

[LOGO]

EXHIBIT “D”

JANITORIAL SERVICE RIDER

General Cleaning Office Area

Cleaning Services provided on a daily basis, limited to five (5) days per week.

Cleaning hours Monday through Friday, between 5:30 p.m. and 8:00 a.m. of the following Monday. Occasional “special cleaning” done Saturday 8:00 a.m. - 4:00 p.m.

No cleaning on holidays.

Furniture will be dusted and desktops will be wiped clean. However, desks with loose papers on the top will not be cleaned.

Windowsills and baseboards to be dusted and washed when necessary.

Wastepaper baskets emptied daily.

Tenants are required to flatten cartons and to place such unusual refuse in trashcans or at a location designated by the Landlord.

Cleaner will not remove nor clean tea or coffee cups or similar containers.

Vinyl composition tile floors will be swept daily.

Wash interior of the premises, including all paint and woodwork where necessary, once a year.

Carpets will be swept daily and vacuumed weekly.

All closet shelving, coat racks, etc. will be dusted weekly.

Seat cushions on chairs, sofas, etc. will be vacuumed weekly.

Landlord shall not be responsible for cleaning glass partitions or other glass surfaces within the Lessee’s premises, except for exterior windows, and office side lights.

Lessee shall be responsible for cleaning of carpet within Lessee’s premises.

Lavatories

All lavatory floors to be swept and washed with disinfectant nightly.

Tile wall and dividing partitions to be washed and disinfected weekly.

Basin, bowls, urinals to be washed and disinfected nightly.

Mirrors, shelves, plumbing work, bright work, and enamel surfaces cleaned nightly.

Waste receptacles and wash dispensaries to be filled with appropriate tissues, towels and soap in public restrooms. The same services shall be provided at coffee stations, kitchens, break rooms, private restrooms or the like within the Lessee’s Premises, except soap and paper products shall be supplied by Lessee.

EXHIBIT “D-1”

HVAC SPECIFICATIONS

Subject to any applicable governmental rules, laws, regulations, etc, Landlord shall furnish and install a complete year-round heating, ventilation, and air conditioning system to provide interior conditions to 72 degrees F. dry bulb and 50% relative humidity when outside conditions are 95 degrees F. dry bulb and 75 degrees F. wet bulb, and 76 degrees F. inside when outside temperatures are 0 degrees F. The air conditioning system will include a reasonable amount of duct work and shall provide not less than 1.5 cubic feet of fresh air per minute per square foot of rentable area, provided that in any given room or area of the Premises, occupancy does not exceed one (1) person per each 100 square feet, and total electric load does not exceed 4 watts per square foot for all purposes, including lighting and power.

EXHIBIT “E”

RULES AND REGULATIONS

1.                      Any sign, lettering, picture, notice or advertisement installed within the Premises which is visible from the public corridors within the Building shall be installed in such manner and be of such character and style as Landlord shall approve in writing. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or in a position to be visible from outside the Building;

2.                      Tenant shall not use the name of the Building for any purpose other than Tenant’s business address;

3.                      Tenant shall not use the name of the Building for Tenant’s business address after Tenant vacates the Premises;

4.                      Sidewalks, entrances, passages, courts, corridors, halls, elevators and stairways in and about the Premises shall not be obstructed nor shall objects be placed against glass partitions, doors or windows or windowsills, which would be unsightly from the corridors of the Building or from the exterior of the Building;

5.                      No animals, pets, bicycles or other vehicles shall be brought or permitted to be in the Building or the Premises;

6.                      Soliciting, peddling and canvassing is prohibited in the Building and Tenant shall cooperate to prevent the same. No vending machine shall be operated in the Building by any Tenant unless the machine(s) are from the same vending company utilized by the Landlord or its assignees;

7.                      Tenant shall not waste electricity, water or air conditioning and shall cooperate fully with Landlord to assure the most effective and efficient operation of the heating and air conditioning systems of the Building;

8.                      No locks or similar devices shall be attached to any door* and no lock shall be re-keyed except by Landlord and Landlord shall have the right to retain a key to all such locks. Landlord shall supply Tenant with two (2) keys for each outside door to the Demised Premises. If Tenant requires any additional keys, Landlord shall supply the same at Tenant’s expense;

9.                      Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage. Except during Tenant’s normal business hours, Tenant shall keep all doors to the Premises locked and other means of entry to the Premises closed and secured. Tenant shall not keep open the building entry doors between the hours of 8:00 p.m. and 6:00 a.m. Monday through Friday, Saturday between 4:00 p.m. and 8:00 a.m. or any Sunday or holidays;

10.               Only machinery or mechanical devices of a nature directly related to Tenant’s ordinary use of the Premises shall be installed, placed or used in the Premises and the installations and use of all such machinery and mechanical devices is subject to the other rules contained in these rules and regulations and the other portions of this Lease;

11.               No marking, painting, drilling, boring, cutting or defacing of the walls, floors or ceilings of the Building shall be permitted without the Prior written consent of Landlord. Plastic protective floor mats shall be maintained over all carpeted areas under desk chairs with casters. All cleaning, repairing, janitorial, decorating, painting or other services and work in and about the Premises shall be done only by authorized building personnel;

12.               Safes, furniture, equipment, machines and other large or bulky articles shall be brought to the Building and into and out of the Premises between the hours of 5:00 p.m. and 7:00 a.m. Monday through Friday; anytime Saturday and Sunday and in such manner as the Landlord shall direct (including the designation of elevator) and at Tenant’s sole risk and cost. Prior to Tenant’s removal of such articles from the Building, Tenant shall obtain written authorization of the office of the Building and shall present such authorization to a designated employee of the Landlord. All large/bulk deliveries to the Premises and removal of items shall be through entrances and exits designated by Landlord and only the freight elevator shall be utilized therefore between the hours of 5:00 p.m. and 7:00 a.m. Monday through Friday and anytime on Saturday and Sunday.

*except as set forth in Exhibit ‘C

13.               Tenant shall not in any manner deface or damage the Building. Nothing shall be attached to the interior or exterior of the Building without the prior written consent of Landlord. However, Tenant shall have the right to install and remove, within the Demised Premises (subject to the terms of this Lease), all of Tenant’s furniture and normal business equipment. Building standard Levelor-style Venetian blinds shall be used in windows designated by Landlord. No other window treatments or objects shall be attached to, hung in or used in connection with any exterior of any door or window or from outside the building;

14.               Inflammables such as gasoline, kerosene, naphtha and benzene, or explosives or any other articles of an intrinsically dangerous nature are not permitted in the Development;

15.               Smoking is prohibited in the elevator(s), hallways, corridors, stairs, lobby, restrooms and other Common Areas of the Building;

16.               Tenant shall ascertain from Landlord the maximum amount of electrical current which can safely be used in the Premises, taking into account the capacity of the electric wiring of the Building and the Premises and the needs of other tenants, and shall not use more than such safe capacity;

17.               To the extent permitted by law, Tenant shall not permit picketing or other union activity involving its employees in the Development, except in those locations and subject to time and other limitations as to which Landlord may give prior written consent;

18.               Tenant shall not enter into or upon the roof of the Building or any storage, heating, ventilation, air conditioning, mechanical or elevator machinery housing areas without Landlords consent.

19.               Tenant shall not distribute literature, flyers, handouts or pamphlets of any type in any of the common areas of the Development, without the prior written consent of Landlord;

20.               Tenant shall not cook, otherwise prepare or sell any food or beverages in or from the Premises except Tenant may prepare food for the exclusive use of Tenants employees;

21.               Tenant shall not permit the use of any apparatus for sound production or transmission in such manner that the sound so transmitted or produced shall be audible or vibrations therefrom shall be detectable beyond the premises;

22.               Tenant shall keep all electrical and mechanical apparatus free of vibrations noise and air waves which may be transmitted beyond the premises;

23.     Tenant shall not permit objectionable odors or vapors to emanate from the Premises;

24.               Tenant shall not place a load upon any floor of the Premises exceeding the floor load capacity for which such floor was esigned or allowed by law to carry unless approved by Tenant Plans;

25.               No floor covering shall be affixed to any floor in the Premises by means of glue or other adhesive, unless the installation procedure is approved by the Landlord;

26.               Tenant shall be responsible for breaking down all cartons and boxes before disposing of the same in trash receptacles serving the Building;

27.               All furniture, freight and large packages which require the use of a “hand cart”, or “dolly” or similar such device shall use the elevator designated by Landlord only. Tenant shall be responsible for advising any moving, freight, parcel or express mail service companies of such condition. Any damage done to the elevators or other common areas of the building by Tenants vendors or hired contractors shall be the financial responsibility of said company or the Tenant;

28.               If the building has a food service operation or if building has a common area vending area or Tenant has their own vending machines, Tenants employees and guests shall not transport food or beverage cups anywhere within the common areas of the building without same being so transported within a covered or capped container. Tenant and its employees shall be responsible for disposing of all unused liquids (i.e., coffee, soft drinks, soup without solid matter, etc.) into a toilet room or Tenant sinks. Tenant shall not store any empty soft drink containers (cans, bottles) within the Premises overnight. Any wastebasket or trash container containing liquids shall not be emptied by Landlord’s janitorial contractor or Landlord’s staff as such removal could cause the staining or necessity for special cleaning of the premises or common area carpet, wall covering or like improvement;

29.               Tenant shall be solely responsible for the cost of cleaning of carpet or vinyl composition tile areas within the premises resulting from Tenant’s use or negligence (i.e., spill of liquids or soiling of the floor surface in any manner);

30.               Tenant shall comply with all rules and regulations established by Landlord pursuant to other applicable provisions of this Lease. Landlord shall not be responsible for the violation of any of the foregoing rules and regulations by other Tenants of the Building and shall not be obligated to enforce the same against other Tenants.

EXHIBIT “F”

Mr. Jeffery L. Clements                                                                                                     May 11,2004

Senior Property Manager                                                                                                   NTH Proj. No. 12-040395-00

The Gale Company

5750 New King Street

Suite 375

Troy, MI 48098

RE:                           Results of Condition Assessment

800 Tower Drive Packing Structure

Troy, Michigan

Dear Mr. Clements;

We have completed our condition assessment on the referenced project This report summarizes our observations, field testing, conclusions, and recommendations. A proposed priority repair and restoradcm/maratenance program is also presented for the structure.

BACKGROUND

The parking structure incorporates topped, precast, double-tee beam floor slab construction on the upper level The double-tee beams are supported on precast ledger and columns. The lower level of the structure is an asphalt slab-on-grade. Each level encompoasses approximately 95,000 square feet, for a total area of approximately 190,000 square feet

The upper level of the structure is accessed on the east elevation with rumps located at the northeast (Photo 1) and southeast corners. Entrances to the lower level are located at the southwest corner, east elevation, and northwest corner (Photo 2). Stairtowers are located in the northwest and southwest (Photo 3) corners of the structure.

It is reported that the structure is approximately 15 years old. Repairs have been performed in the structure over the last several years and have included localized concrete repairs and sealant replacement.

At this time, NTH was contracted to perform a condition assessment of the parking structure for the purpose of developing a restoration/maintenance program for the structure,

FIELD INVESTIGATION AND FINDINGS

The condition assessment included visual observations throughout the structure and delamination surveys on the upper level. No concrete materials testing was performed for the structure. Field data was evaluated and recommendations for a repair/maintenance program was prepared for the purpose of maintaining and extending the useful service life of the structure.

The field survey was not performed to identity every specific location of damage, deterioration, or distress. Survey results were subjected to certain extrapolation in order to arrive at the cost estimates obtained in this report. Data evaluation was performed to identify the most cost-effective repairs and maintenance appropriate to maintaining and extending the structure’s useful service life.

Visual Examination

A visual examination of the entire structure was performed, excluding the storage areas located under the ramps to the upper level at the east elevation. Refer to Photograph Nos. 1 through 16 for a visual summary of existing conditions in the structure.

In general, only localized areas Of concrete delamination and spalling were observed on the upper level floor slab. This condition occurs primarily over ledger bearns (Photo 4) and/or at floor drain locations. At several locations, extensive deterioration of the double-tee beam flange was observed (Photos 5 and 6). At these locations, delaminations generally occur on the top surface and leakage through the floor slab system is observed from the floor slab underside. Concrete delarnination/spalling in floor slab areas between ledger beams was minor and includes primarily joint edge spalling along the control joints (photo 7).

Columns and the ledger beams supporting the double-tee beams are generally in good condition throughout the structure; however, the bearing of the double-tee beam stem has been compromised and repairs are required at two locations (Photos 5 and 8). Only localized smaller areas of delamination/spalling were observed at the columns and other ledger beams. Concrete delamiriation and spalling of the concrete were also observed in localized areas of the perimeter walls on both the upper and lower levels.

Control joint and cove sealants on the upper level are generally in good condition with localized failures associated, primarily with concrete delamination and/or spalling. It is estimated that less than 5% of the sealants have failed and/or are damaged. At one control joint location, the sealant is split for a considerable length and leakage is observed at the floor slab underside (Photo 9). This condition appears to be due to excessive movement along this joint

The isolation joints at the ramps to the upper level appear to be in fair to good condition. The joints at the top of the ramps appear to be recently replaced (Photo 10), and appear to be in good condition. Evidence of leakage/staining was observed below these isolation joints at the storage room walls; however, the leakage may have occurred prior to replacement of the joints. The isolation joints at the ramp walls appear to be original and functioning satisfactorily; however, the design of these joints traps dirt and debris (Photo 11). Since it was not raining during our survey, review of leakage through the joints was not possible. No expansion joints are used in the structure.

The stairtowers are in good condition and include only localized concrete spalling and cracking. However, the isolation joint (Photo 12) between the stairtowers and the upper level slab has failed

2

at both stairtower locations. As such, leakage through the floor slab system is observed from the • stairstep underside and corrosion of the steel support angle is exhibited (Photo 13).

The asphalt slab-on-grade appears to be in relatively fair to good condition with localized distress observed ax several locations (Photo 14). Localized deterioration of bumper blocks is also observed on both levels. It is noted that parking bumpers axe unusually short in length and/or missing and may not prevent ears from possibly damaging the exterior panels on the upper level (Photo 15).

The electrical, drainage and fire protection systems appear to be in fair to good condition with no significant deterioration observed, Verification of satisfactorily operation of these system was not included in our study.

The exterior facade and upper level walls of the parking structure incorporate precast panels, which are in good condition. However, corrosion of weld connections (Photo 16) and localized . failures of vertical sealants between panels were observed. Vertical sealants appear to be original and may require replacement soon,

Delamination Survey

A delamination survey was performed along the top surface of the upper level. The survey utilized a chain drag and/or sounding hammer to detect hollow sounds of delamination within the concrete. Upwards of 75% of the floor slab top surface on the upper level was surveyed with a complete survey performed over the ledger beanos. Based on our delamination survey, it appears that only a small portion of the total floor slab surface area on the upper level includes concrete delannnaiioii/spalling, and occurs primarily over the ledger beams and along control joint edges.

A limited delamination survey was also performed at bearns, columns, and the floor slab underside. This survey reveals localized deterioration typically occurring in areas of observed visual deterioration and/or at areas of leakage through the floor slab system,

CONCLUSIONS/RECOMMENDATIONS

Based on the results of our survey and evaluation, it appears that The overall condition of the parking structure is good. However, the structural integrity is compromised m localized areas of the upper level floor: slab, where significant spalling/deterioration of the concrete is observed. It is recommended that full depth floor slab repairs be performed at three locations where significant deterioration occurs along ledger beams. Two ledger beam areas, where deterioration has compromised bearing of the double-tee beam stems, should also be repaired. These priority repairs should be performed in 2004.

Only localized areas of deterioration occur at other upper level floor slab areas, primarily over ledger bearns, and in columns and beams in the structure. Some concrete deterioration on the upper level is associated with control joint edge spaling and should be repaired to properly seal

3

control joists and prevent leakage through the floor slab system. Failed welds ax precast panel/wall connections should be required. The above repairs may be deferred; however, continued deterioration is anticipated, which may eventually compromise structural integrity and increase the cost of repairs.

Localized failures of sealants on the upper level should be repaired to prevent leakage through the floor slab system. The phased approach of replacing sealants on the tipper level should be continued until all original sealants have been replaced. At the location of sealant failure where excessive movement is indicated, the installation of steel angles to transfer the load across the joint is recommended. Failed isolation joints at stairtowers should be repaired to prevent leakage and further corrosion of the steel support angle.

RESTORATION PROGRAM

The attached Table A summarizes the priority repair and proposed restoration/maintenance programs for the parking structure. Work items in the table are associated with cost estimates for budgetary purposes. The priority repairs include upper level floor slab and ledger beam areas where structural integrity has been compromised. These repairs should be performed in 2004.

The proposed restoration program includes repair items on both the slab-on-grade and upper levels, including stairtowers. These repairs may be deferred for upwards of three to four years; however, increased deterioration is anticipated, which could eventually compromise structural integrity and increase repair costs, Periodic monitoring is required until priority repairs and the restoration program are completed.

The proposed maintenance program includes preventative measures for minimizing further deterioration of the structure and to extend its service life. It is recommended that these items be completed during the implementation of the priority repair and/or restoration program to maximize the benefits to the structure. Should budget constraints exist, maintenance items should be implemented at the completion of the restoration program.

Several options are presented in the maintenance program regarding the installation of a vehicular traffic membrane and/or application of a concrete sealer on the upper level. A concrete sealer is a weatherproofing material that requires re-application every three to five years. The vehicular traffic membrane is a waterproofing material with a serviceability of approximately 10 to 15 years. Maintenance of repair areas and overall protection of the upper level floor slab system will be significantly improved and serviceability extended with the installation of a vehicular traffic membrane. As a minimum, the installation of a vehicular traffic membrane should be considered over ledger beam areas and at drains where the susceptibility to leakage and deterioration of the floor slab system is greatest. A combination of vehicular traffic membrane installation at these locations in conjunction with the application of a concrete sealer in other areas on the upper level should also be considered.

4

In summary, the estimated cost of the priority repair program recommended for implementation in 2004 is $12300, including a 10% construction contingency. The proposed restoration program adds an additional cost of approximately $58,000, including a 10% construction contingency, and can be phased over several years. Depending oil the options selected, the cost of the maintenance program varies.

The costs in Table A do not include engineering fees for the design of repairs, preparation of repair specifications, drawings, bidding assistance, contract administration/construction monitoring of repairs and/or concrete materials testing. We believe that the recommended repair / maintenance program will provide a meaningful extension of service life for the structure, Should the remedial action plan not be implemented, continued deterioration is anticipated, which may result in localized failures and reduced structural integrity.

Ongoing maintenance is essential in achieving the greatest benefit of the recommended repair program and for improvement of the structure’s long-term performance. It is imperative that a maintenance program for the structure be instituted to achieve greater longevity and serviceability. The recommended iestoration/maintenance program is intended to slow the rate of deterioration and make future maintenance operations manageable to the facility owner and operator.

We appreciate the opportunity to Work with The Gale Company. Should you have any questions or need additional information, please call Upon your authorization, we are prepared and can provide costs for supplemental restoration engineering services for the design of repairs, bidding, Contract administration, and construction monitoring/concrete materials testing during implementation of the priority repair and/or restoration/maintenance programs.

Sincerely,

NTH Consultants, Ltd

Kenneth M. Lozen                                                                                                              Terry M. Refai, SE BE, PhD

Project Consultant                                                                                                              Structural Restoration Consultant

KML/TMR/dw

Attachments

5

TABLE A

PROPOSED RESTORATION/MAINTENANCE PROGRAM

800 TOWER DRIVE PARKING STRUCTURE

NTH PROJ. NO. 12-0404395-00

A.	Priority Repairs
	1.	Full-Depth Floor Slab Repair (3 locations)	$	[***]

	2.	Ledger Beam Repair (2 locations)	$	[***]

		Priority Repair Subtotal	$	[***]
		Mobilisation/Traffic Control (5%)	$	[***]
		Construction Contingency (10%)	$	[***]

		Priority Repair Total	$	[***]
B.	Restoration Program		$
	1.	Floor Slab Repair	$	[***]

	2.	Column/Beam/Wall Repair	$	[***]

	3.	Isolation Joint Repair at Stairtowers	$	[***]

	4.	Sealant Repair — Control joints/cove/exterior fecade	$	[***]

	5.	Stairtower Repair	$	[***]

	6.	Slab-oa-Grade Repair (Asphalt)	$	[***]

	7.	Shear Transfer Angles at Control Joints	$	[***]

	8.	Connection Repair at Column/Spandrel	$	[***]

	9.	Pavement Markings/Bumper Block Repair — Both Levels	$	[***]

		Restoration Program Subtotal	$	[***]
		Mobilization/Traffice Control (5%)	$	[***]
		Construction Contingency (10%)	$	[***]
		Restoration Program Total	$	[***]

C.		Maintenance Program
	1.	Install Vehicular Traffic Membrane — Upper Level

		• Option 1 — Along Ledger Beams Only	$	[***]
		• Option 2 — Entire Level	$	[***]

	2.	Apply Concrete Sealer — Upper Level

		• Option 1 — Entire Level	$	[***]
		• Option 2 - Beyond Coated Areas in Item C.1. (Opt.1)	$	[***]
	3.	Apply Seal Coat at Slab-on-Grade (Asphalt)	$	[***]

	4.	Install Pedestrian Coating in Stairtowers	$	[***]

	5.	Replace Vertical Sealants at Exterior, Facade	$	[***]

	6.	Replace Control Joints - Upper Level	$	[***]

	7.	Replace Cove Sealants - Upper Level	$	[***]

	8.	Replace Isolation Joints at Top of Ramps	$	[***]

	9.	Replace Isolation Joints at Ramp Walls	$	[***]

Notes:

1.              The implementation of priority repairs is recommended for 2004. Deferral of the priority repair program will result in continued deterioration, which may result in localized failures. Periodic monitoring is required unit repairs are made.

2.              The proposed restoration program includes items that can be phased and/or deferred over the next several years. It is recommended that the repairs be completed in the next 3 years. Deferral of the proposed restoration program will result in continued deterioration and increased repair costs. The proposed restoration program includes only repairs to sealants. It is recommended that the phased approach of sealant replacement be continued until all original sealants are replaced on the upper level.

2

3.              The recommended maintenance program includes items considered to be preventative measures for minimizing further deterioration of the structure and to extend service life. It is recommended that these items be completed during the implementation of the priority repair/restoration program to maximize the benefits to the structure.

4.              The maintenance program includes costs to replace items in the structure (Items C.5. through G.9.) when failure occurs and/or phased repairs are implemented. It is anticipated that these maintenance measures will be required in the next 3 to 7 years. Typical life expectancies of properly designed/installed sealants is 8 to 12 years end isolation joints is 4 to 7 years.

5.              The above costs do not include engineering fees for the design of repairs, preparation of repair specifications/drawings, bidding assistance, contract administration/construction monitoring during repairs, and concrete materials testing.

6.              Figures in 2004 dollars. Figures do not reflect an increase in deterioration/cost should the priority repair/restoration program be deferred.

3

EXHIBIT “G”

FORM OF SUBORDINATION, ATTORNMENT AND NONDISTURBANCE AGREEMENT

SUBORDINATION, ATTORNMENT AND

NONDISTURBANCE AGREEMENT

between

GENERAL ELECTRIC CAPITAL CORPORATION

(“Mortgagee”)

and

Name of Tenant

(“Tenant”)

Dated as of   ,200

Record and Return to:

Latham & Watkins LLP

885 Third Avenue, Suite 1000

New York, New York 10022-4802

Attention:  , Esq.

L&W File No. 021745-

SUBORDINATION, ATTORNMENT AND NONDISTURBANCE AGREEMENT

THIS SUBORDINATION, ATTORNMENT AND NONDISTURBANCE AGREEMENT (this “Agreement”), made as of   , 200   (the “Effective Date”), by and between GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation having an office at 125 Park Avenue, 9th Floor, New York, New York 10017 (“Mortgagee”), and [Name of Tenant], a [Status of Tenant], having an office at [Address of Tenant] (“Tenant”),

WITNESSETH:

WHEREAS, Mortgagee is the owner and holder of the mortgages between Mortgagee, as mortgagee, and [Name of Mortgagor], as mortgagor, set forth on Exhibit “B” annexed hereto and made a part hereof (said mortgages, as the same have been or may hereafter be amended, increased, renewed, refinanced, modified, consolidated, replaced, combined, supplemented, substituted, spread and extended being hereinafter collectively referred to as the”Mortgage”), encumbering the land located in the [Town or City of   , County of     and State of   ], which land is more particularly described on Exhibit “A” annexed hereto and made a part hereof, and the buildings, improvements, and other items of property more fully described in the Mortgage (such land, buildings, improvements and other property being hereinafter referred to collectively as the “Mortgaged Premises”);

WHEREAS, Tenant has entered into a lease with [Landlord], as landlord (“Landlord”), dated as of   , 200   (the “Lease”), by which Landlord demised to Tenant a portion of the Mortgaged Premises (the “Leased Premises”);

WHEREAS, a true and complete copy of the Lease has been delivered to Mortgagee by Tenant, the receipt of which is hereby acknowledged;

WHEREAS, Mortgagee, as a condition to making the loan(s) secured by the Mortgage, required that all leases affecting the Mortgaged Premises be and continue to be subordinate in every respect to the Mortgage; and

WHEREAS, Mortgagee and Tenant desire to confirm the subordination of the Lease to the Mortgage and to provide for the nondisturbance of Tenant by Mortgagee as set forth herein.

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and intending to be legally bound, Mortgagee and Tenant agree as follows:

1.             The Lease, its terms and conditions, and the lien thereof (if any) now are and shall at all times continue to be subject and subordinate in each and every respect to the Mortgage (including all advances made thereunder), its terms and the lien thereof. The provisions of this Agreement shall be self-operative, and no further instrument shall be necessary to effectuate the terms hereof. Nevertheless, Tenant, upon request, shall execute and deliver any certificate or other instrument that Mortgagee may reasonably request to confirm the subordination by Tenant referred to above.

2.             Tenant certifies that (a) the Lease is presently in full force and effect and unmodified, and represents the entire agreement between Landlord and Tenant with respect to the Mortgaged Premises or any portion thereof; (b) no rental payable under the Lease has been paid more than one (1) month in advance of its due date; (c) no event has occurred that constitutes a default under the Lease by Landlord or Tenant or that, with the giving of notice, the passage of time, or both, would constitute such a default; (d) as of the Effective Date, Tenant has no charge, defense, lien, claim, counterclaim, offset or setoff under the Lease or against any amounts payable thereunder; (e) all conditions to the effectiveness or continuing effectiveness of the Lease required to be satisfied as of the Effective Date have been satisfied; (f)the commencement date of the Lease occurred on date; (g) the rent commencement date of the Lease occurred on date; and (h) Tenant has taken possession of the Leased Premises.

3.             The terms and conditions of the Lease constitute a primary inducement to Mortgagee to enter into this Agreement. Accordingly, Tenant agrees that Tenant shall not cancel, surrender, terminate, assign, amend or modify, or enter into any agreement to cancel, surrender, terminate, assign, amend or modify the Lease, without the prior written approval of Mortgagee. Any cancellation, surrender, termination, assignment, amendment or modification of the Lease made without Mortgagee’s prior written approval shall not bind Mortgagee or any Successor (as defined below),

4.             In the event of any default on the part of Landlord, arising out of or accruing under the Lease, whereby the validity or the continued existence of the Lease might be impaired or terminated by Tenant, or Tenant might have a claim for partial or total eviction or abatement of rent, Tenant shall not pursue any of its rights with respect to such default or claim, and no notice of termination of the Lease as a result of such default shall be effective, unless and until Tenant has given written notice of such default or claim to Mortgagee at the address set forth herein, or Mortgagee’s successor or assign whose name and address previously shall have been furnished to Tenant in writing (but not later than the time that Tenant notifies Landlord of such default or claim) and granted to Mortgagee a reasonable time, which shall be not less than the greater of (i) the period of time granted to Landlord under the Lease, or (ii) thirty (30) days, after the giving of such notice by Tenant to Mortgagee, to cure or to undertake the elimination of the basis for such default or claim, after the time when Landlord shall have become entitled under the Lease to cure the cause of such default or claim; it being expressly understood that (a) if such default or claim cannot reasonably be cured within such cure period, Mortgagee shall have such additional period of time to cure same as it reasonably determines is necessary, so long as it continues to pursue such cure with reasonable diligence, and (b) Mortgagee’s right to cure any such default or claim shall not be deemed to create any obligation for Mortgagee to cure or to undertake the elimination of any such default or claim.

5.             As long as (i) the term of the Lease shall have commenced pursuant to the provisions thereof, (ii) Tenant shall be in possession of the Leased Premises, (iii) the Lease shall be in full force and effect, and (iv) Tenant is in compliance with the terms of this Agreement and no default exists under the Lease beyond applicable cure periods, nor has any event occurred that with the giving of notice or the passage of time or both would entitle Landlord to terminate the Lease or would cause, without any further action by Landlord, the termination of the Lease or would entitle Landlord to dispossess Tenant under the Lease (conditions “i” through “iv,” collectively, the “Nondisturbance Conditions”), Mortgagee shall not name Tenant as a party defendant in any action for foreclosure of the Mortgage or other enforcement thereof (unless required by law), nor shall the Lease be terminated by Mortgagee in connection with or by reason of foreclosure or other proceedings for the enforcement of the Mortgage or by reason of a transfer of Landlord’s interest, if any, in the Mortgaged Premises or under the Lease pursuant to a conveyance in lieu of foreclosure (or similar device) (any of the foregoing, a “Foreclosure”). nor shall Tenant’s use or possession of the Leased Premises be interfered with by Mortgagee, unless Landlord would have had such right.

6.             If Landlord’s interest in the Mortgaged Premises or under the Lease is terminated by reason of a Foreclosure (the party succeeding to Landlord’s interest, if any, in the Mortgaged Premises or under the Lease, by Foreclosure or any other method, being hereinafter referred to, together with such party’s successors and assigns, as “Successor”), then upon Successor’s succeeding to Landlord’s interest, if any, in the Mortgaged Premises or under the Lease, Tenant shall be bound to Successor, and, except as provided in this Agreement, Successor shall be bound to Tenant, under all the terms, covenants and conditions of the Lease for the balance of the term thereof remaining, with the same force and effect as if Successor were Landlord, and Tenant does hereby agree to attorn to Successor, including Mortgagee if it be the Successor, as Tenant’s landlord; affirm Tenant’s obligations under the Lease; and make payments of all sums due under the Lease to Successor. Such attornment, affirmation and agreement shall be effective and self-operative without the execution of any further instruments. Tenant waives the provisions of any statute or rule of law now or hereafter in effect that may give or purport to give Tenant any right or election to terminate or otherwise adversely affect the Lease or the obligations of Tenant thereunder by reason of any Foreclosure.

7.             As an additional material inducement to Mortgagee to enter into this Agreement, Tenant agrees that if Landlord is the subject of any proceeding (a “Bankruptcy Proceeding”) under the provisions of the Bankruptcy Code, 11 U.S.C. §101 et seq., as in effect, or as hereafter amended, or under the provisions of any successor statute thereto (collectively, the “Code”), then Tenant shall take all actions reasonably necessary to retain possession of the Leased Premises (whether or not Landlord, pursuant to the Code or otherwise, attempts to reject the Lease) so as to enable Tenant to continue to lease and occupy the Leased Premises on all or substantially all terms of the Lease. During any Bankruptcy Proceeding Tenant shall, unless the Lease has already been terminated in accordance with its terms and the terms of this Agreement: (i) not terminate the Lease except in accordance with the Lease and this Agreement; (ii) not give up possession of the Leased Premises (if Tenant is already in such possession); and (iii) if Tenant is not yet in possession of the Leased Premises prior to the commencement of the Bankruptcy Proceeding, then Tenant shall take all steps reasonably necessary to cooperate with Mortgagee in attempting to obtain possession of the Leased Premises for Tenant provided that (a) Mortgagee exercises its reasonable efforts (excluding the making of any payments to, or for the benefit of, Landlord or its estate, or to any other party, which payments Mortgagee is not otherwise required to make under this Agreement) to obtain possession of the Leased Premises for Tenant, and (b) Mortgagee notifies Tenant that Mortgagee reasonably believes that it will be able to obtain such possession for Tenant on or before a date that is within one hundred twenty (120) days after such proceeding commenced. If Tenant does not obtain possession of the Leased Premises within one hundred twenty (120) days after commencement of such proceeding, or Mortgagee fails to comply with clauses (a) and (b) above, then Tenant shall have no further obligations under this paragraph to cooperate with Mortgagee in obtaining possession of the Leased Premises and Tenant may terminate the Lease.

8.             If (i) Landlord becomes the subject of a Bankruptcy Proceeding, and Landlord, as debtor-in-possession, or any trustee, as successor-in-interest to Landlord, obtains an order of the bankruptcy court or other court of competent jurisdiction authorizing the rejection of the Lease in accordance with Section 365 of the Code, or the Lease is otherwise terminated in such Bankruptcy Proceeding, and (ii) thereafter, Mortgagee or any other person shall acquire title to the Mortgaged Premises through Foreclosure or by any other means (including a sale of the Mortgaged Premises pursuant to the Code), then the person so acquiring title to the Mortgaged Premises shall also be a “Successor” for all purposes of this Agreement. If the Lease is terminated or rejected in or as a result of a Bankruptcy Proceeding, then:

A. Upon request made by Tenant to Successor within thirty (30) days after Tenant receives notice from Successor that Successor has obtained title to the Mortgaged Premises, and provided that immediately prior to such Lease rejection or termination the Nondisturbance Conditions were satisfied and at the time of such request Tenant is in possession of the Leased Premises, Successor, if and to the extent that it has the legal right and power to do so (without incurring any expenses or liabilities), shall enter into a new lease with Tenant upon the same terms and conditions as were contained in the Lease, except that (x) the obligations and liabilities of such Successor under any such new lease shall be subject to the terms and conditions of this Agreement, and (y) the expiration date of such new lease shall coincide with the original expiration date of the Lease (a “New Lease”).

B. Upon Successor’s written request of Tenant made within sixty (60) days after Successor has acquired title to the Mortgaged Premises, Tenant shall execute a New Lease with Successor, and shall attorn to Successor, so as to establish direct privity between Successor and Tenant.

9.             Notwithstanding anything to the contrary in the Lease, any New Lease, or this Agreement, any Successor shall not (a) be subject to any credits, offsets, defenses, claims, counterclaims or demands that Tenant might have against any prior landlord (including, without limitation, Landlord); (b) be bound by any previous modification or amendment of the Lease or by any rent or additional rent that Tenant might have paid for more than the current month to any prior landlord, unless such modification or prepayment shall have been made with Mortgagee’s prior written consent; (c) be liable for any accrued obligation, act or omission of any prior landlord (including, without limitation, Landlord), whether prior to or after Foreclosure; (d) be bound by any covenant to undertake or complete any improvement to the Mortgaged Premises or the Leased Premises, or to reimburse or pay Tenant for the cost of any such improvement, PREFERENCE SPECIFIC LEASE PROVISIONS REGARDING LANDLORD’S WORK]; (e) be required to perform or provide any services not related to possession or quiet enjoyment of the Leased Premises; (f) be required to account for any security deposit other than any security deposit actually delivered to Successor; (g) be required to abide by any provisions for the diminution or abatement of rent; or [?(h) INSERT LEASE-SPECIFIC CARVE-OUTS].

10.          Notwithstanding anything to the contrary in this Agreement, the Lease, or any New Lease, if Successor acquires Landlord’s interest, if any, in the Mortgaged Premises, then Successor’s liability for its obligations under the Lease (or any New Lease) and this Agreement shall be limited to Successor’s interest in the Mortgaged Premises. Tenant shall not look to any other property or assets of Successor or the property or assets of any of the partners, shareholders, directors, officers and principals, direct and indirect, of Successor in seeking either to enforce Successor’s obligations under the Lease (or any New Lease) and this Agreement or to satisfy a judgment for Successor’s failure to perform such obligations.

11.          If and to the extent that the Lease or any provision of law shall entitle Tenant to notice of any mortgage, Tenant acknowledges and agrees that this Agreement shall constitute said notice to Tenant of the existence of the Mortgage.

12.          This Agreement may not be modified except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto (and shall benefit any Successor), and the successors and assigns of the foregoing, provided, however, this Agreement shall not be binding upon any assignee of Mortgagee acquiring the loan secured by the Mortgage in connection with a refinancing thereof.

13.          Nothing contained in this Agreement shall in any way impair or affect the lien created by the Mortgage or modify the terms thereof. By executing and delivering this Agreement, Mortgagee shall not be deemed to have (i) waived any default under the Mortgage, (ii) modified the Mortgage in any manner, or (iii) waived any rights or remedies it possesses under the Mortgage or otherwise. In the event any conflict, inconsistency or ambiguity exists between the terms, covenants and conditions of the Lease and the terms, covenants and conditions of the Mortgage, the terms, covenants and conditions of the Mortgage shall control, except as specifically and expressly set forth herein.

14.          Tenant agrees and confirms that this Agreement satisfies any condition or requirement in the Lease or otherwise relating to the granting of a nondisturbance agreement, including, without limitation, the provisions of Article   of the Lease. Tenant further agrees that if there is any inconsistency between the terms and provisions hereof and the terms and provisions of the Lease relating to nondisturbance by Mortgagee, the terms and provisions hereof shall be controlling.

15.          Tenant acknowledges that it has notice that the Lease and the rent and all other sums due thereunder have been assigned to Mortgagee. If Mortgagee notifies Tenant of Mortgagee’s election under the Mortgage or any other loan document to collect rent and all other sums due under the Lease, and demands that Tenant pays same to Mortgagee, Tenant agrees that it will honor such demand and pay its rent and all other sums due under the Lease directly to Mortgagee or as directed by Mortgagee, notwithstanding any contrary claims, directions, or instructions by Landlord or parties claiming through Landlord, other than Mortgagee.

16.          Tenant agrees that notwithstanding anything to the contrary contained in the Lease, any Successor shall have the right to consent to or refuse any proposed assignment or subletting of the Leased Premises in its sole discretion.

17.          All notices, demands or requests made pursuant to, under, or by virtue of this Agreement must be in writing and mailed to the party to whom the notice, demand or request is being made by certified or registered mail, return receipt requested, at its address set forth above. A copy of all notices to Mortgagee shall also be sent to Latham & Watkins LLP, 885 Third Avenue, Suite 1000, New York, New York 10022-4802, Attention: Richard L. Chadakoff, Esq. A copy of all notices to Tenant shall also be sent to:    Any party may change the place that notices and demands are to be sent by written notice delivered in accordance with this Agreement.

18.          This Agreement shall be governed by the laws of the State of New York. If any term of this Agreement or the application thereof to any person or circumstances shall to any extent be invalid or unenforceable, the remainder of this Agreement or the application of such term to any person or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

19.          Each party shall execute and deliver, upon the request of the other, such documents and instruments (in recordable form, if requested) as may be necessary or appropriate to fully implement or to further evidence the understandings and agreements contained in this Agreement. This Agreement may be executed in any number of counterparts.

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement to be duly executed as of the Effective Date.

GENERAL ELECTRIC CAPITAL
Tenant	CORPORATION
By:	By:
Its:	Name:
	Title:	Authorized Signatory

ACKNOWLEDGMENTS

[TO BE INSERTED.]

EXHIBIT “A”

Description of Mortgaged Premises

EXHIBIT “B”

Description of Mortgage

EXHIBITH 111111111111111111111111 1111111111111111111 u 11111111 SOO NON-RESERVED PARKING SPACES 11111111111111111111111111111 111111111111 H IIJ1111111 UPPER LEVEL PARKING STRUCTURE 0 IIIIIJ1111111111111111111111 D L.....-...-----lJ r ./l'''''''''''II'''II''II''''''''''' J RESERVED PARKING EXHIBIT

EXHIBIT “I”

MEMORANDUM OF LEASE

This MEMORANDUM OF LEASE, made this   day of June, 2004, by and between PW/MS OP SUB I, LLC, a Delaware limited liability company, whose address is c/o PW/MS Management Co., Inc., The Gale Company, L.L.C., Park Avenue at Morris County, 100 Campus Drive, Suite 200, Florham Park, New Jersey 07932 (hereinafter referred to as “Landlord”), and QUICKEN LOANS, INC., a Michigan corporation, whose address is 20555 Victor Parkway, Livonia, Michigan 48152 (hereinafter referred to as “Tenant”).

WITNESSETH:

WHEREAS, simultaneously herewith Landlord, as Landlord, and Tenant, as Tenant, have entered into that certain Lease (hereinafter referred to as the “Lease”) covering premises in the development commonly known as 800 Tower Drive, Troy, Michigan, more particularly described on Exhibit “A” hereto (hereinafter referred to as the “Development”); and

WHEREAS, pursuant to the terms of the Lease, Tenant is granted certain rights in an adjacent development owned by Landlord commonly known as 750 Tower Drive, Troy, Michigan, more particularly described on Exhibit “B” hereto (hereinafter referred to as the “Adjacent Property”); and

WHEREAS, Landlord and Tenant wish to record this Memorandum of Lease in order to place the Lease of record.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1.             Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord the entire Second and Third Floors of the building located upon the Development (hereinafter referred to as the “Building”),

2.             Tenant is granted the right to lease a portion of the First Floor and/or the entire Fourth Floor of the Building, which right is to be exercised, if at ail, on or before December 31, 2004, as set forth in the Lease.

3.             Tenant is granted the right of first refusal to lease all premises in the Building, as set forth in the Lease.

4.             The term of the Lease shall commence upon the Commencement Date as provided in the Lease (on or about July 15, 2004) and expire December 31, 2011.

5.             Tenant is granted the right to extend the term of the Lease for two (2) additional periods of five (5) years each upon the terms and conditions set forth in the Lease.

6.             (a)           Landlord acknowledges that Tenant requires seven (7) parking spaces for each one thousand (1,000) rentable square feet of the Premises and to the extent the same are not available on the Development, Landlord shall provide the overflow parking in areas serving the Adjacent Property in close proximity to the Development, subject to the rights of the existing tenant of the Adjacent Property (EDS Information Services L.L.C.).

(b)         Tenant shall have during the term of the Lease and any extensions the exclusive right to a pro rata portion of the number of parking spaces on the lower level of the parking deck of the Development on a reserved basis. No reserved parking shall be designated for any tenant, occupant or other person or entity on the upper level of such parking deck.

7.             During the term of the Lease, Landlord shall not suffer or permit any premises in the Building to be occupied by an entity or person who sells, solicits, originates and/or services mortgage or real estate title insurance products. In addition, if Tenant or its affiliates lease premises on the first floor of the Building, during the term of the Lease, Landlord shall not suffer

1

or permit any premises in the Building to be occupied by a bank, savings bank, savings or loan association or credit union or ATM (unless operated by Tenant or its affiliate).

8.             (a)           All of the terms and provisions of the Lease are hereby incorporated herein as if set forth in full herein.

(b)         To the extent of any conflict between the terms of the Lease and the provisions of this Memorandum of Lease, the terms of the Lease shall govern.

IN WITNESS WHEREOF, the parties have executed this Memorandum of Lease on the day and year first above written.

PW/MS OP SUB I, LLC,
a Delaware limited liability company

		By:	The Gale Real Estate Advisors, L.L.C.

By:
Mark Yeager,
President
“LANDLORD”

QUICKEN LOANS, INC,
a Michigan corporation

By:
William Emerson,
Chief Executive Officer
“TENANT”
STATE OF	)
) ss.
COUNTY OF	)

On this   day of June, 2004 before me appeared Mark Yeager, to me personally known, who, being by me duly sworn did say that he is the President of The Gale Real Estate Advisors, L.L.C, the company that executed the within and foregoing instrument, and acknowledged said instrument to be the free act and deed of said company.

Notary Public, State of New Jersey
County
Mv Commission Expires:
STATE OF	)
) ss.
COUNTY OF	)

On this   day of June, 2004 before me appeared William Emerson, to me personally known, who, being by me duly sworn did say that he is the Chief Executive Officer of Quicken Loans, Inc., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free act and deed of said corporation.

Notary Public, State of Michigan
County
Acting in	County
My Commission Expires:

2

This instrument drafted by

and when recorded return to;

William J. Zousmer, Esq.

Honigman Miller Schwartz and Cohn LLP

2290 First National Building

660 Woodward Avenue

Detroit, Michigan 48226-3583

(313)465-7616

3

EXHIBIT “J”

FIRST AMENDMENT TO 800 TOWER DRIVE LEASE

THIS FIRST AMENDMENT TO 800 TOWER DRIVE LEASE (this “First mendment”) is made this 23rd day of June, 2004, by and between PW/MS OP SUB I, LLC, a elaware limited liability company, whose address is c/o PW/MS Management Co., Inc., c/o The Gale Company, L.L.C., Park Avenue at Morris County, 100 Campus Drive, Suite 200, Florham Park, New Jersey 07932-1007 (hereinafter referred to as “Landlord”), and EDS INFORMATION SERVICES L.L.C., a Delaware limited liability company, successor-in-interest to Electronic Data Systems Corporation, a Delaware corporation (“EDSC”), whose address is 5400 Legacy Drive, H1-1F-45, Piano, Texas 75024, Attn: Real Estate Leasing (hereinafter referred to as “Tenant”).

RECITALS:

WHEREAS, Landlord and EDSC, as tenant, entered into that certain Lease (the “Original Lease”), dated July 31, 2000, covering premises commonly known as 800 Tower Drive, Troy, Michigan (the “Premises” and sometimes referred to as the “Building”); and

WHEREAS, the Original Lease was (a) amended by letter agreement (the “Letter Agreement”), last dated October 16, 2000; and (b) assigned by Assignment and Assumption of Lease (the “Assignment”), dated as of January 1, 2001, by and between EDSC, as assignor, and Tenant, as assignee (the Original Lease, the Letter Agreement and the Assignment are collectively, the “Lease”); and

WHEREAS, Landlord is in the process of negotiating a lease agreement with a new proposed tenant (the “New Tenant”) to lease the second and third floors and utilize the first floor common area, and Landlord and Tenant are in agreement to reduce the Premises to allow Landlord to enter into a lease agreement with the New Tenant and the New Tenant to occupy the second and third floors; and

WHEREAS, Landlord and Tenant desire to amend the Lease as hereinafter described.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant mutually covenant and agree as follows:

1.             Capitalized Terms. Unless otherwise defined herein, all capitalized terms in this First Amendment shall have the same meanings herein as in the Lease and this First Amendment shall be attached to and form a portion of the Lease.

2.             Conflict In the event of a conflict between the terms and conditions of this First Amendment and the Lease, the terms and conditions of this First Amendment shall prevail.

3.             Removal of Tenant’s Property. On June 23, 2004 (hereinafter referred to as the “Effective Date”), Tenant shall have relocated Tenant’s employees from the second floor and third floor portions of the Premises, containing approximately 60,306 rentable square feet (collectively the “Floors”). Tenant’s furniture, other equipment and personal property (collectively, the “Property”) located on the Floors will be completely removed by June 30, 2004, and Tenant will fully deliver the Floors at that time to Landlord. Notwithstanding the foregoing, to assist Landlord in commencing the tenant improvements for the New Tenant as of the Effective Date, Tenant will tear down the furniture and remove the Property to coordinate with Landlord’s demolition plan described on Exhibit “A” attached hereto. As Tenant removes the Property, Tenant will deliver the Floors in a broom clean condition free of the Property (excluding all wiring and cabling). Tenant will not be liable for any penalty for the remaining people provided Tenant does not interfere with Landlord’s construction work.

4.             Removal of Security Desk. The Tenant shall remove the security desk (excluding all wiring, cabling and common area cabling) located in the main lobby of the Building on the first floor at Tenant’s expense within thirty (30) days provided Landlord installs a permanent multi-tenant directory. Additionally, Tenant will remove the Tenant card reader system from the exterior doors to the Building and the junction box, wiring, door strikes and associated equipment will remain in place and become Landlord’s property. Tenant will additionally remove all telephones from all of the common area of the first floor vestibules. All repair and patching will be the responsibility of Landlord at Landlord’s sole cost and expense.

5.          First Floor Common Area. All of the common area of the first floor (the “First Floor Common Area”) shall additionally be returned to Landlord as of the Effective Date and the square footage of the First Floor Common Area shall be deducted from Tenant’s rentable square feet of space. Tenant will continue to have the right to utilize the First Floor Common Area with other tenants in the Building for the remainder of the term of the Lease.

6.          Termination of Second and Third Floors: First and Fourth Floor Expansion Premises. As of the Effective Date, the Floors shall cease being a part of the Premises for all purposes of the Lease and Tenant shall no longer have any right, title or interest therein, except as provided under this First Amendment. The Premises excluding the First Floor Common Area and the Floors shall be known in this First Amendment as the “Remaining Premises”. Landlord will be responsible for the repair, maintenance and replacement of the Building structure; the Building systems, including the heating, ventilating and air conditioning system; electrical, plumbing and life safety systems; roof; and Common Areas (hereafter defined). The “Common Areas” of the Building shall be those parts which are for the common use of, or made available for use by, all tenants of the Building, including common entrances, halls, lobbies, elevators, stairways and accessways and ramps, delivery passages, drinking fountains, public toilets, parking lots and decks, service buildings, loading and unloading areas, trash areas, roadways, parkways, drives, walkways, green spaces, parks, fountains or other facilities related to the Building owned, operated or maintained, in whole or in part, by Landlord. The Common Areas shall be subject to Landlord’s reasonable management and control and shall be maintained as other buildings of similar type and quality located in the vicinity of the Building. Tenant, its employees and invitees, shall have the nonexclusive right to use the Common Areas, such use to be in common with Landlord, other tenants of the Building and other persons entitled to use the same.

Tenant also acknowledges that the New Tenant possesses an expansion option which may be exercised at any time prior to December 31, 2004, in which it shall have the right to lease the fourth floor of the Building and the Northwest Quadrant of the first floor of the Building more particularly described on Exhibit “E” attached hereto (the “Expansion Premises”). Tenant agrees that if the New Tenant exercises its expansion option, then Tenant shall terminate its interest in the Expansion Premises as of March 31, 2005 subject to a termination arrangement to be agreed upon at a later date. Tenant also agrees that if the New Tenant exercises its expansion option, Tenant shall deliver the Expansion Premises to Landlord on or before March 31, 2005 in a broom clean condition free of all Tenant’s Property (excluding wiring and cabling).

7.             Continuance of Payments. Notwithstanding anything to the contrary contained herein, for the Floors, Tenant shall continue to make all Rental payments due under the Lease, for the period ending on the date which is three (3) months after the Effective Date.

8.             Insurance. Tenant will no longer be required to maintain the all risk insurance on the Building, but only on the Remaining Premises. Landlord will maintain the building risk insurance which shall be in an amount for full replacement value of the Building and the cost for the insurance premiums will become part of the Expenses. Upon request by Tenant, Landlord will provide a certificate of insurance evidencing the coverage.

9.             Remainder of Premises. As of the Effective Date, the remainder of the Premises shall be comprised of approximately 148,688 rentable square feet of space. The Rental shall be reduced to [***] annually (pro rated for any partial year), payable in equal monthly installments in advance of [***] plus a pro rata share of Expenses and Taxes.

Additionally, Subparagraph 5(b) of the Lease shall be amended as follows.: “Tenant shall pay to Landlord 71.14% of the Expenses and Taxes in the manner herein provided. Notwithstanding anything herein contained to the contrary, Landlord will in no event charge more than 71.14% of the Expenses and Taxes.”

10.          Exclusions to Expenses. Subparagraph 5(a)(i) related to the exclusions in Expenses shall be amended to include the following:

“(xi) any capital improvement (in accordance with GAAP, hereafter defined) to the Premises and/or the Building, excluding capital improvements intended to reduce on-going Expenses which Landlord shall provide evidence of a reasonable relationship between the anticipated savings and the cost of such improvement; (xii) repairs, restoration or other work occasioned by casualty or condemnation; (xiii) repairs or maintenance to the Building or the Premises of a structural nature, including latent defects; (xiv) expenses for future and existing tenants (including reasonable legal fees) incurred in leasing, advertising and promotional expense, space planning costs or other marketing costs, and leasing commissions) incurred in leasing to or procuring of tenants or enforcement of any such leases; (xv) tax penalties, interest, other penalties and other contractual obligations incurred as a result of Landlord’s or Landlord’s Representatives’ negligence, inability or unwillingness to make payments when due; (xvi) depreciation, interest, amortization or principal payments on indebtedness of Landlord or costs related to selling, syndicating any part or interest in the Building or bad debt expenses; (xvii) expenses paid directly by other tenants in the Building for any reason, such as excessive utility use; (xviii) overhead and profit increment paid to affiliates of Landlord for goods and services on a competitive basis; (xix) services or benefits or both provided to any tenant other than Tenant; (xx) any costs, fines and the like due to Landlord’s or Landlord’s Representatives’ or any tenant occupying space in the Building other than Tenant, violation of the Law (hereafter defined), including, without limitation, expenses related to Landlord’s investigation and/or remediation of environmental matters, other than commercially reasonable and customary maintenance of mechanical systems; (xxi) costs related to a foreclosure sale or other transfer of the Building by a purchaser, mortgagee or seller; (xxii) executive salaries of Landlord; (xxii) insurance premiums for increased premiums due to acts or omission of other tenants of the Building causing extra risk to the Building; (xxiii) contributions to operating expense reserves; (xxiv) contributions to charitable organizations; (xxv) the cost of equipment and supplies, accounting and legal fees, rent and occupancy costs and any other costs associated with the operation and internal organization and functions of Landlord as a business entity and not directly related to the operation, maintenance and administration of the Building; (xxvi) costs of defending or prosecuting litigation with any party, including, without limitation, mortgagees, unless such costs relate to the possibility (whether successful or not) to reduce or avoid an increase in Expenses and/or Taxes; (xxvii) costs for consultants except to the extent that their services relate exclusively to the improved management or operation of the Building. All miscellaneous categories under the accounting books maintained by Landlord shall have documentation to substantiate any costs included therein.

11.          Improvements. In order for Landlord to lease the Floors to the New Tenant and create a multi-tenant environment in the Building, Landlord will be required to perform for the benefit of New Tenant (a) tenant improvements to the Floors more particularly described on Exhibit “B” attached hereto (“New Tenant Improvements”); and (b) additional improvements as more particularly described on Exhibit “C”, attached hereto (“Additional Improvements”). All construction and installation of the Additional Improvements shall be performed in accordance with all applicable laws, statutes, codes, rules, regulations and ordinances related to federal, state or local governmental agencies, including the Americans With Disabilities Act and any environmental laws (collectively, the “Law”). Any and all costs associated with Landlord’s construction and installation of both the New Tenant Improvements and the Additional Improvements will be at the sole cost and expense of Landlord without pass through to Tenant.

12.          Electrical Service. Landlord will ensure that the electrical service for the Remaining Premises is separately metered from the remainder of the Building, at the sole cost. and expense of Landlord, without pass through to Tenant. Landlord will invoice Tenant each month for the actual electrical services utilized by Tenant in the Remaining Premises as charged by the utility provider.

13.          Waiver of Option. Tenant waives it option to extend (as provided in Section 3(b) of the Lease) the Term of the Lease with regard to the second, third, and fourth floors of the Building, said fourth floor consisting of approximately 31,441 rentable square feet, and also with regard to the Northwest Quadrant of the first floor more particularly described on Exhibit “E” hereto.

14.        Offset Payment. On the Effective Date, Landlord shall make a payment of [***] to the Tenant (“Relocation Fee”). Such payment is intended to offset a portion of Tenant’s costs associated with vacating the Floors of the Building and the First Floor Common Area. Landlord shall wire the Relocation Fee to Tenant at an account directed by Tenant, by July 1, 2004.

15.        Signage. After the Effective Date, Landlord may, at its option, allow the New Tenant to locate signs of the name of New Tenant or its trade name on the 1-75 and Tower Drive sides of the exterior facade of the Building, provided Landlord does not locate the signs over any of Tenant’s windows in the Remaining Premises. Any such installation will be performed on a weekend and will not interfere with Tenant’s ongoing business activities in the Remaining Premises. Tenant will continue to have the right to have Tenant’s name on the existing monument sign (or any renovated monument sign) and Tenant’s name and logo shall be on the top portion of the monument with the most prominent presence. Landlord may, at its option, renovate the monument signs for the Building to provide the other tenants of the Building a proportionate share of such signage, provided Tenant shall continue to-have the top location.

16.        Cafeteria. Tenant shall continue to operate the cafeteria located on the first floor of the Building, as indicated, on Exhibit “F” attached hereto being the northeast and southeast quadrants of the first floor, through the Expiration Date of the Lease. Tenant agrees to allow the employees, customers and/or vendors of Landlord and other tenants in the Building to utilize the cafeteria services in the Building, in accordance with Tenant’s policies associated with the cafeteria usage. Until June 30, 2005, Tenant will continue its contract with its existing vendor to operate the cafeteria. If there is an operating loss with respect to the cafeteria, Tenant will submit an invoice with evidence setting forth the operating losses of the cafeteria to Landlord. Landlord shall reimburse Tenant upon receipt of the invoice and adequate evidence demonstrating the operating loss (without markup) within thirty (30) days. If Tenant fails to operate the cafeteria, Landlord shall be permitted to contract directly with Aramark or a cafeteria vendor of Landlord’s choice to operate the cafeteria. Notwithstanding the foregoing, prior to the Landlord operation or New Tenant or any other tenant in the future utilizing the cafeteria, the Landlord and New Tenant ,and any other tenant will be required to enter into an indemnity agreement with Tenant under terms and conditions required by Tenant (the “Indemnification Agreement”). New Tenant and any other tenant in the future shall provide evidence of general liability insurance in amounts as required by Tenant, naming Tenant as an additional insured as its interest may appear. Landlord shall also provide evidence to Tenant of an A+ rated commercial general liability insurance policy which encompasses the cafeteria with limits at the minimum of $2,000,000.00 per occurrence, naming Tenant as an additional insured.

17.          Parking. Tenant will retain approximately 800 parking spaces in the Building’s parking lot and garage to be used in common with the New Tenant, on a first come, first serve basis. Tenant acknowledges that its rights in the parking area and deck are subject to the rights of the New Tenant in which New Tenant possesses seven (7) parking spaces per one thousand (1000) rentable square feet of its premises, the exclusive right to a pro-rata portion of the number of parking spaces on the lower level of the parking deck on a reserved basis and the exclusive right to thirty five (35) parking spaces as designated on Exhibit “D” hereto. If the New Tenant or any other tenant requests reserved parking spaces, Tenant shall have the right to approve the location for such reserved parking and additionally be allowed to designate equal reserved parking for the benefit of Tenant. Tenant will not be required to pay any additional fee for the parking spaces. Tenant currently leases the building located at 750 Tower Drive, Troy, Michigan (the “750 Tower”). If Tenant has available parking spaces at the 750 Tower parking lot, Tenant will agree to negotiate a written agreement with the New Tenant in good faith for the use of parking spaces at the 750 Tower on terms and conditions mutually agreeable between the parties.

18.          Construction. Subject to the construction schedule and Tenant’s delivery of portions of the Floors, Landlord shall have the right to commence construction on the Floors on the Effective Date. Tenant will work with Landlord to allow Landlord and Landlord’s architects, contractors and vendors access to the First Floor Common Area and the Floors upon the full execution and delivery of this First Amendment and the Indemnification Agreement, to prepare plans and specifications for the New Tenant Improvements, provided such access will not interfere or create a nuisance with Tenant’s business activities. Any activities related to floor coring and wall track installation shall be performed after Tenant’s normal business hours and any such activities must be coordinated with a designated representative of Tenant to ensure protection of Tenant’s personal property. Any activities related to floor coring and wall track installation shall be performed after Tenant’s normal business hours and any such activities must be coordinated with a designated representative of Tenant to ensure protection of Tenant’s personal property. Landlord will indemnify and hold Tenant and Tenant’s representatives, employees, contractors and vendors harmless from any and all liabilities, responsibilities or claims to Tenant, or any person claiming by, through or under Landlord, arising from (a) any activity, work or thing done, permitted or suffered by Landlord and Landlord’s representatives, employees, architects, contractors and vendors (collectively, “Landlord’s Representatives”) in or about the Premises or (b) any breach or default in the performance of any obligation to be performed by Landlord under the terms of this First Amendment or (c) arising from any act, neglect, fault or omission of Landlord or Landlord’s Representatives, and from and against all costs, reasonable attorneys’ fees, expenses and liabilities incurred in or about such claim or any action or proceeding brought, excluding consequential and punitive damages. If any action or proceeding shall be brought against Tenant by reason of any such claim, Landlord, upon receipt of notice from Tenant shall defend the same at Landlord’s expense. This indemnification shall survive the expiration or earlier termination of this First Amendment.

19.          Security System. Landlord at its expense, without pass through to Tenant, shall install independent security access systems at the Building’s entrances. Landlord will complete the installation and testing of the system prior to the New Tenant occupying the Floors. Landlord will additionally provide Tenant with access badges to each employee and vendors, at no additional cost to Tenant.

20.          Janitorial Service. Effective July 1, 2004 Landlord will be responsible for the janitorial services as set forth in 10(a) and Exhibit “D” of the Lease.

21.          Amendments. Except as modified by this First Amendment to Lease, the Lease and all covenants, agreements, terms and conditions thereof shall remain unchanged and in full force and effect and are hereby in all respects ratified and confirmed.

IN WITNESS WHEREOF, the parties have executed the foregoing as of the day and year below their respective signatures, but effective as of the day and year first above written.

WITNESS:		PW/MS OP SUB I, LLC,
a Delaware limited liability company

		By:	The Gale Real Estate Advisors Company, L.L.C.

By:
Mark Yeager,
President
“Landlord”
Date:
EDS INFORMATION SYSTEMS L.L.C.

ILLEGIBLE		By:	/s/ Daniel F. Busch
Daniel F. Busch
ILLEGIBLE			Its:	Director of Real Estate

Date:	6-22-04			“Tenant”

EXHIBIT “A” to First Amendment to 800 Tower Drive Lease

Demolition Plans

.. • II • iJ r I,. ,.....·"'--"" I ( ' . .J lJ'. "&.Jo.-.. .. • • " ! I ,I Ii!! I j ' i l l I &00 TOWER ORNE ! 0 1\..) • :rtttttf -THIRD FLOOR DEMOliTION PLAN jr1 'I ' 1 jl •f n ij I QUICKEN LOANS 800 TOW'ER BUILDING TROY, MICHIGAN II

. .. .. .. • • . .. .. .. § 0! z 0 "11 II 5 0 .. ;p 0 m s:: 0 r =i 6 z "1l '};: .. .. z " II ...::·· -SECOND FLOOR DEMOLITION PLAN QUICKEN LOANS 1100 TOWER SUJLOtNG 800 TOWER DRIVE TROY, MICHIGAN " " . .

EXHIBIT “B” to First Amendment to 800 Tower Drive Lease

New Tenant Improvements

® .. .. .. ,,lr. .. Ul(/) 11!1 - roo 1 -z a " "T1 &·5o .. ::0 -a Jl'lil > z €_ .m-m , oo-oo-1 1®o .. ::0 .. 0 ).>-®o I' I' lr ill I •d• I I I"i'iIl a Ijl "I I I ., '" d ! l:ffil;-SECOND FLOOR PLAN WI ELECTRICAL ·i'! il, C!J l )> _,lo,. ! • 'lll ! al ri j j I i I QUICKEN LOANS 600 TOWER BUilDING 800 TOWER ORNE TROV, t.IICHIGAN !lii I II nn li I I " lql 1fl I· I I ll '··

.. • • " • [!!! l!!!l I a [iii II Iii] i .. II • I!!J [!!! CnIJ:-r-:i ro )> - 03-11 II 0 a "';0 .. [!3 "1l ): iiJ [iii z t m r m n ;d n .. .. .. .. .. .. a )> r TROY, 1.41CHIG..I.N ·THIRD FLOOR PLAN W/ ElECTICAL QUICKEN LOANS fiOO TOWER SUIWJNG 800 TOWER DRIVE • •

EXHIBIT “C” to First Amendment to 800 Tower Drive Lease

Additional Base Building and Common Area Improvements

A)

Repair and recap the parking lot (as necessary to provide a parking lot in a first class condition) of the Total Development, as hereinafter defined, and parking deck constituting a part of the Development in accordance with Exhibit “C” hereto. Upon the completion of the repairs to the parking deck, such parking deck shall have a useful life of not less than ten (10) years.

B)	Install and replace the entranceway to the Building with new front doors and window mullions and replace the rusted area above the doors.

C)	Remove the blue velvet in the lobby of the Building and repaint the area.

D)	Reglaze the ceramic tile on the floor and walls in each bathroom on the first floor.

E)	Install new bathroom counter tops in each bathroom on the first floor.

F)	Reglaze the ceramic tile on the floor and walls in each second and third floor bathroom.

G)	Install new bathroom counter tops on the second and third floor.

H)

Remove and replace the gold slats in the ceilings and replace with drywall ceilings on the second and third floor and if applicable, the Expansion Premises referred to in paragraph 6 of this First Amendment.

EXHIBIT “D” to First Amendment to 800 Tower Drive Lease

New Tenant Parking Rights

·.: ., 111111111111111111111111 11111111111111111111111111111 3081'>K>N-RESERVED PARKIOO SPACES 1111111111111111111111111 t Ill 11111111111111111111 fill UPPER LEVEL PARKING STRLCTURE 7 BTORV OFFICE BUILDING RESERVED PARKING EXHIBIT

EXHIBIT “E” to First Amendment to 800 Tower Drive Lease

Description of Northwest Quadrant of First Floor

88 888 fTTTIITmTl m ·--ou:;;-z;. DOUC; BURNS 248.265.957<4-BBIE WH!TE MICHEU.E' BEt.T 248.2'65.4689 0:: w $: z < 0 J:: !-"' 2 0 :,:.::; oa:: 0 co n,_: I ; PRO.(Cr !)(SC:RPJIOfrt: BUILT FURNITURE PLAN I'IIQ.(Cl R:. a II Uiil i j • I JM ! Rt\'C'JI!f.D 9'1': § i A.PPRo-..ul ll't: · OG.2G.02 . OS.24.02 f 1 w tx?V\kPF-kt--rr r l 0.\rel:l"tSSlit: 12.20.02 NTS • fltA'frllll;SCAI.£: I DJ.J'( CF oiS'fiiiOY.ll.! - '.'."-' ·.·:·.·.·,·.·.·.·.-;·,·.·-·.·-·-·.·..•.·.·.·.--·-· ..-.· .... ·,•.·.·: ...--.-.. .... .·' ...·.·. ! A7.JOO ··.·.··.··-··.· ..-.:.·.· .. ,._.-.,. ·.·····-··.··.·.·:···· . :···.··-· ·.·.• • ..• •.• ·.•.' ·······-·.·:.•.·.·.·,·,·.·. ·· ·.v,·,•,•,·.·,•.·. ,·,·. .·:·.•:-· ·.·. . •.·. AS PI,OJflllST! STO AGE DE 97 YAYE PRO.rECf WCR. 2.386.t 936 lfAV& DESIGNER:

EXHIBIT “F” to First Amendment to 800 Tower Drive Lease

I l· I '·· t::..X.H'l f7 I . ;:> ro ES=I N 'l'OI:I tOIIt• ._,_..._.,_,. -n:IO Y. lit "&Qt' : z .M•••I4 UG BURNS 248.285.9574 BBIE WHrrE 972.::166.1936 {!CHELLE: BELT 248.255.<4889 5 ,. f--0 o:': 0 1-I i 11 I ! a AS BUILT Gil FURNITURE • I PRo...t<:r 1Mo41:1tR; r i i t'•i Re-\IISIONS: · OG.2G.02 l iI L iI ::::."" ! Sh((t NI.IIO!Wt =============...=....=..................=.;:.:.:..::;;.-.·:-=.-;·.· <·.·!··=.·.:: :i:;;,. .:............. ::::=:::::::..=.. .=....:..:...:.:..:.:.:..:.:. .; _::::.:..·... A7.l00 -:............ ftlla.t:cr ll(SQ(WttlOM: PLAN i'\.QlttD BY: JM ilf II'B't: ii>PRO\ICD i't: :09.24.02 0AffCflSSU<12 .20.02-u. <J I-N TIID PtiO. r.u .-el s .) T-ER-IOR-P-lAN-NI-NG-&-DE-SIG W$: ZU.%15-<IIIHI l STn:: . - .....-......,.... DO E:DS ACCOIJHT JlCll DE lAVE PROJEtr WGR. ) lAY£ DKSCI'IER w 0(:!;): o3 ,.: co a: